                         DRESDNER RCM GLOBAL FUNDS, INC.
                       SUPPLEMENT DATED OCTOBER 30, 2000
          TO THE STATEMENT OF ADDITIONAL INFORMATION DATED MAY 1, 2000


THE FOLLOWING INFORMATION REPLACES ALL SIMILAR REFERENCES THROUGHOUT THE SAI:


Upon approval of the reorganizations by shareholders and satisfaction of normal closing conditions, the Dresdner RCM International Growth Equity Fund will be reorganized from a series of the Dresdner RCM Capital Funds, Inc. (the "Capital Company") to a series of the Dresdner RCM Global Funds, Inc. (the "Global Company") and the Dresdner RCM Europe Fund will be reorganized from a series of the Dresdner RCM Investment Funds Inc. (the "Investment Company") to a series of the Global Company. As a result of the reorganizations, the Capital Company and the Investment Company will be dissolved as Maryland corporations.


THE FOLLOWING INFORMATION REPLACES THE SIMILAR INFORMATION FOUND IN THE SECTION ENTITLED "SHORT SALES" BEGINNING ON PAGE 8 OF THE SAI.


After the reorganization, the International Fund may engage in short sales transactions. Please refer to pages 8-9 of the SAI for further details on these transactions and their associated risks.


THE FOLLOWING INFORMATION REPLACES THE SIMILAR INFORMATION FOUND IN THE SECTION ENTITLED "DELAYED-DELIVERY TRANSACTIONS" BEGINNING ON PAGE 9 OF THE SAI.


After the reorganization, the Europe Fund may purchase securities on a delayed delivery or "when issued" basis and may enter into firm commitment agreements. Please refer to page 9 of the SAI for further details on these transactions and their associated risks described on page 25 of the SAI.


THE FOLLOWING INFORMATION REPLACES THE SIMILAR INFORMATION FOUND IN THE SECTION ENTITLED "FUTURES TRANSACTIONS" BEGINNING ON PAGE 10 OF THE SAI.


After the reorganization, the Europe Fund may enter into futures contracts for the purchase or sale of fixed-income securities, foreign currencies or contracts based on financial indices, including indices of U.S. government securities, foreign government securities, equity securities or fixed-income securities. Please refer to page 10 of the SAI for further details on these transactions and their associated risks described on pages 26 and 27 of the SAI.


THE FOLLOWING INFORMATION REPLACES THE SIMILAR INFORMATION FOUND IN THE SECTION ENTITLED "DEBT SECURITIES" BEGINNING ON PAGE 13 OF THE SAI.

The Large Cap Fund, Tax Managed Growth Fund, Biotechnology Fund, Global Small Cap Fund, Global Technology Fund, Global Health Care Fund and Europe Fund (after the reorganization) may each invest up to 20% its total assets in short-term debt obligations. The Emerging Markets Fund may invest up to 20% of its assets in emerging market debt securities. Please refer to page 13 of the SAI for a description of these securities and their associated risks described on page 24 and 25 of the SAI.

THE FOLLOWING INFORMATION REPLACES THE INFORMATION FOUND IN THE SECTION ENTITLED "FUNDAMENTAL POLICIES" BEGINNING ON PAGE 28 OF THE SAI.


After the reorganization, the fundamental policies previously applicable to the Europe Fund beginning on page 29 of the SAI will be eliminated. The Europe Fund will be subject to fundamental restrictions 1-14 beginning on page 28 of the SAI.


THE FOLLOWING INFORMATION REPLACES THE INFORMATION FOUND IN THE SECTION ENTITLED "OPERATING POLICIES" BEGINNING AT PAGE 30 OF THE SAI.



After the reorganizations, the Funds will be subject to the following operating policies that provide that a Fund may not:


1. Participate on a joint or a joint-and-several basis in any trading account in securities (the aggregation of orders for the sale or purchase of marketable portfolio securities with other accounts under the management of the Investment Manager to save brokerage costs, or to average prices among them, is not deemed to result in a securities trading account).

2. Invest more than 15% of the value of its net assets in securities that are illiquid (this restriction applies only to the Balanced Fund; the other Funds are subject to a similar fundamental policy).

THE FOLLOWING INFORMATION REPLACES THE SIMILAR INFORMATION FOUND IN THE SECTION ENTITLED "DIRECTORS AND OFFICERS" BEGINNING AT PAGE 34 OF THE SAI.


Upon approval of the shareholders at a meeting scheduled to be held on December 18, 2000, the members constituting the Board of Directors of the Global Company will be DeWitt F. Bowman, Pamela A. Farr, George B. James, John A. Kriewall, George G.C. Parker and Kenneth E. Scott. Upon approval of the shareholders at a meeting to be held on December 18, 2000 for reorganization of the Europe Fund, the Board of Directors will be expanded to include Robert J. Birnbaum, Theodore J. Coburn and Alfred W. Fiore. The officers of the Global Company are Anthony Ain, Robert J. Goldstein, Karin L. Brotman, Jennie W. Klein and Steven L. Wong. For professional biographical information on these individuals, please refer to the SAI.



Each Director of the Global Company receives a fee of $1,000 per year plus $500 for each Board meeting attended and $250 for each Audit Committee meeting attended. The current members of the Global Company's Audit Committee are DeWitt F. Bowman and George B. James. Each Director is reimbursed for travel and other expenses in connection with attending Board meetings.

THE FOLLOWING INFORMATION REPLACES THE SIMILAR INFORMATION FOUND IN THE SECTION ENTITLED "CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES" BEGINNING AT PAGE 39 OF THE SAI.

As of August 9, 2000, there were 17,670,584 shares of the International Growth Equity Fund outstanding, 11,747,911 shares of the Global Technology Fund outstanding, 1,871,110 shares of the Global Small Cap Fund outstanding, 4,811,695 shares of the Global Health Care Fund outstanding, 1,930,445 shares of the Large Cap Growth Fund outstanding, 16,016,991 shares of the Biotechnology Fund outstanding, 577,448 shares of the Emerging Markets Fund outstanding, 2,223,071 shares of the Tax Managed Growth Fund outstanding, 1,593,026 shares of the Balanced Fund outstanding and 4,938,916 shares of the Europe Fund outstanding. On that date the following were known to the Company to own of record more than 5% of the Funds' outstanding capital stock:


Name and Address of                                                             % of Shares
Beneficial Owner                            Shares Held                         Outstanding
LARGE CAP GROWTH FUND

Pacific Maritime Association                428,300                             22.18%
P.O. Box 7861
San Francisco, California 94120-786

Jomei Chang & Dale Skeen Trustees           341,131                             17.67%

Congoleum Corp Master Trust                 280,445                             14.52%
3705 Quakerbridge Road
Mercerville, New Jersey 08619-0127

AAA Washington                              185,335                             9.60%
1745 114th Avenue SE
Bellevue, Washington 98004-6968

Charles Schwab & Co., Inc.                  158,773                             9.33%
FBO Customers
101 Montgomery Street
San Francisco, California 94104

TAX MANAGED GROWTH FUND

Boston & Company                            1,757,833                           79.28%
Mutual Fund Operations
P.O. Box 3198
Pittsburgh, PA


Charles Schwab & Co., Inc.                  117,383                             5.28%
FBO Customers
101 Montgomery Street
San Francisco, California 94104

BIOTECHNOLOGY FUND

Charles Schwab & Co., Inc.                  7,232,117                           45.15%
FBO Customers
101 Montgomery Street
San Francisco, California 94104

National Financial Services Corp.           3,738,902                           23.34%
FBO Customers
200 Liberty Street
One World Financial Center
New York, New York 10281-1003

National Investors Service Corp.            1,082,898                           6.76%
FBO Customers
55 Water Street
New York, New York 10041-0098

BALANCED FUND

Pacific Northwest Employers                 1,384,962                           86.94%
Pension Plan

Pacific Maritime Association                155,751                             9.78%
Compensation Plan
P.O. Box 7861
San Francisco, California

GLOBAL SMALL CAP FUND

Dean Witter Discover & Co.                  528,360                             28.78%
333 Market Street 25th Floor
San Francisco, California 94105-2102

Charles Schwab & Co.                        527,574                             28.20%
FBO Customers
101 Montgomery Street
San Francisco, California 94104

National Financial Services Corp.           398,858                             21.32%
FBO Customer
200 Liberty Street
One World Financial Center
New York, New York 10281-1003

National Investors Service Corp.            119,995                             6.41%
FBO Customers
55 Water Street
New York, New York 10041-0098

GLOBAL TECHNOLOGY FUND



Charles Schwab & Co., Inc.                  4,113,758                           35.02%
FBO Customers
101 Montgomery Street
San Francisco, California 94104

National Financial Services Corp.           2,550,890                           21.71%
FBO Customers
200 Liberty Street
One World Financial Center
New York, New York 10281-1003

National Investors Service Corp.            641,046                             5.46%
FBO Customers
55 Water Street
New York, New York 10041-0098

GLOBAL HEALTH CARE FUND

Charles Schwab & Co., Inc.                  1,900,703                           39.50%
FBO Customers
101 Montgomery Street
San Francisco, California 94104

National Financial Services Corp.           1,528,420                           31.76%
FBO Customers
200 Liberty Street
One World Financial Center
New York, New York 10281-1003

National Investors Service Corp.            462,749                             9.62%
FBO Customers
55 Water Street
New York, New York 10041-0098

INTERNATIONAL GROWTH EQUITY FUND

Citigroup Inc. Pension Plan                 3,397,203                           19.23%
1 Court Square 15th Floor
Long Island City, New York 11120-0001

JM Family Enterprises Inc.                  1,615,782                           9.14%
100 NW 12th Avenue
Deerfield Beach, Florida 33442

Boston Safe Deposit and Trust Company       1,170,340                           6.62%
FBO Blue Cross and Blue Shield of
Massachusetts Retirement Income Trust
Boston, Massachusetts 02110

EMERGING MARKETS FUND

Clients of Dresdner Bank AG/                300,000                             51.95%
Investment Management
Institutional Asset Management Division
Jorgen-Ponto-Platz
60301 Frankfurt
Germany



Charles Schwab & Co., Inc.                  123,350                             21.36%
FBO Customers
101 Montgomery Street
San Francisco, California 94104

National Financial Services Corp.           88,169                              15.27%
FBO Customers
200 Liberty Street
One World Financial Center
New York, New York 10281-1003

EUROPE FUND

Charles Schwab & Co., Inc.                  1,082,453                           21.92%
FBO Customers
101 Montgomery Street
San Francisco, California 94104
National Financial Services Corp.           432,659                             8.76%
FBO Customers
200 Liberty Street
One World Financial Center
New York, New York 10281-1003

Smith Barney                                294,192                             5.96%
388 Greenwich Street
New York, New York 10013-2339

Marshcove & Co.                             290,930                             5.89%
P.O. Box 5756
Boston, Massachusetts 02206-0001

THE FOLLOWING INFORMATION SUPPLEMENTS THE INFORMATION FOUND IN THE SECTION ENTITLED "THE INVESTMENT MANAGER" BEGINNING AT PAGE 44 OF THE SAI.


All management fees paid by the International Fund and Europe Fund prior to their proposed reorganizations, from series of the Capital Company and the Investment Company, respectively, to series of the Global Company, will be paid under their investment management agreements.


THE FOLLOWING INFORMATION REPLACES THE SIMILAR INFORMATION FOUND IN THE SECTION ENTITLED "THE DISTRIBUTOR" AT PAGE 46 OF THE SAI.


After the reorganizations, the Dresdner RCM International Growth Equity Fund and Dresdner RCM Europe Fund will be included in the Global Company's Distribution and Service Plan adopted pursuant to Rule 12b-1 under the Investment Company Act of 1940.


THE FOLLOWING INFORMATION REPLACES THE INFORMATION FOUND IN THE SECTION ENTITLED "GENERAL INFORMATION" AT PAGE 56 OF THE SAI.

The Global Company was incorporated in Maryland as an open-end management investment company on September 17, 1995. The authorized capital stock of the Global Company is 3,000,000,000 shares of capital stock (par value $.0001 per share) of which 100,000,000 shares have been designated as shares of the International Growth Equity Fund and the Small Cap Fund, 400,000,000 shares have been designated as shares of the MidCap Growth Fund, 200,000,000 shares have been designated as shares of the Europe Fund, 50,000,000 shares have been designated as shares of each of the Global Technology Fund, Global Small Cap Fund, Global Health Care Fund, Large Cap Fund, Biotechnology Fund, Emerging Markets Fund, Tax Managed Growth Fund Global Equity Fund and Strategic Income Fund and 25,000,000 shares have been designated as shares of the Balanced Fund.

THE FOLLOWING INFORMATION REPLACES THE INFORMATION FOUND IN THE SECTION ENTITLED "COUNSEL" AT PAGE 57 OF THE SAI.


Certain legal matters in connection with the capital shares offered by the Global Company have been passed upon by Paul, Hastings, Janofsky & Walker LLP, 555 South Flower Street, Los Angeles, California 90071. The validity of the capital stock offered by the Global Company has been passed upon by Venable, Baetjer and Howard, LLP, 1800 Mercantile Bank & Trust Building, 2 Hopkins Plaza, Baltimore, Maryland 21201. Paul, Hastings, Janofsky & Walker LLP has acted and will continue to act as counsel to the Investment Manager in various matters. Wilmer, Cutler & Pickering acts as counsel to the independent directors of the Global Company.



THE FOLLOWING INFORMATION SUPPLEMENTS THE INFORMATION FOUND IN THE SECTION ENTITLED "FINANCIAL STATEMENTS' AT PAGE 58 OF THE SAI.

Incorporated by reference herein are the financial statements of the Funds' contained in the Funds' Semi-Annual Report to Shareholders for the six-month period ended June 30, 2000, including the Statements of Assets and Liabilities, including the Portfolios of Investments and the related Statements of Operations, the Statements of Changes in Net Assets and the Financial Highlights.

                                  [LETTERHEAD]


DRESDNER RCM LARGE CAP GROWTH FUND
DRESDNER RCM TAX MANAGED GROWTH FUND
DRESDNER RCM BIOTECHNOLOGY FUND
DRESDNER RCM BALANCED FUND
DRESDNER RCM GLOBAL SMALL CAP FUND
DRESDNER RCM GLOBAL TECHNOLOGY FUND
DRESDNER RCM GLOBAL HEALTH CARE FUND
DRESDNER RCM INTERNATIONAL GROWTH EQUITY FUND
DRESDNER RCM EMERGING MARKETS FUND
DRESDNER RCM EUROPE FUND

                       STATEMENT OF ADDITIONAL INFORMATION

                                   May 1, 2000


Dresdner RCM International Growth Equity Fund (the "International Fund") is a series of Dresdner RCM Capital Funds, Inc. (the "Capital Company"), an open-end management investment company. Dresdner RCM Europe Fund (the "Europe Fund") is a series of Dresdner RCM Investment Funds Inc. (the "Investment Company"), an open-end management investment company. Dresdner RCM Large Cap Growth Fund (the "Large Cap Fund"), Dresdner RCM Tax Managed Growth Fund (the "Tax Managed Growth Fund"), Dresdner RCM Biotechnology Fund (the "Biotechnology Fund"), Dresdner RCM Balanced Fund (the "Balanced Fund"), Dresdner RCM Global Small Cap Fund (the "Global Small Cap Fund"), Dresdner RCM Global Technology Fund (the "Global Technology Fund"), Dresdner RCM Global Health Care Fund (the "Global Health Care Fund"), and Dresdner RCM Emerging Markets Fund (the "Emerging Markets Fund"), are series (each, together with the International Fund and the Europe Fund, a "Fund" and, together, the "Funds") of Dresdner RCM Global Funds, Inc. (the "Global Company" and, with the Capital Company and the Investment Company, the "Companies"), an open-end management investment company. The Funds' investment manager is Dresdner RCM Global Investors LLC (the "Investment Manager"). All the Funds are diversified except the Global Technology Fund, the Global Health Care Fund, the Biotechnology Fund, the International Fund and the Europe Fund.

This Statement of Additional Information ("SAI") is not a prospectus, and should be read in conjunction with the Prospectus of the Funds dated May 1, 2000. This SAI relates to the Funds' Non-Institutional Class ("Class N") and Institutional Class ("Class I") of shares. The Prospectus may be obtained without charge by writing or calling the Companies at the address and phone number above.

Incorporated by reference herein are the financial statements of the Funds contained in the Funds' Annual Report to Shareholders for the year ended December 31, 1999, including the Report of Independent Accountants, dated February 18, 2000, the Statements of Assets and Liabilities, including the Portfolio of Investments and the related Statements of Operations, Statements of Changes in Net Assets, and the Financial Highlights. Copies of the Funds' Annual and Semi-Annual Reports to Shareholders are available, upon request, by calling
(800) 726-7240, or by writing to Four Embarcadero Center, San Francisco, California 94111.

TABLE OF CONTENTS

                                                                            Page

         Investment Objectives and Policies....................................3
         Risk Considerations..................................................22
         Investment Restrictions..............................................28
         Executions of Portfolio Transactions.................................31
         Directors and Officers...............................................34
         Control Persons and Principal Holders of Securities..................39
         The Investment Manager...............................................44
         The Distributor......................................................46
         The Administrator....................................................47
         Other Service Providers..............................................48
         Net Asset Value......................................................48
         Purchase and Redemption of Shares....................................49
         Dividends, DIstributions and Tax Status..............................50
         Investment Results...................................................53
         General Information..................................................56
         Description of Capital Shares........................................56
         Additional Information...............................................57
         Financial Statements.................................................58

INVESTMENT OBJECTIVES AND POLICIES


INVESTMENT CRITERIA

         In evaluating particular investment opportunities, the Investment Manager may consider such other factors, in addition to those described in the Prospectus, as the anticipated economic growth rate, the political outlook, the anticipated inflation rate, the currency outlook, and the interest rate environment for the country and the region in which a particular issuer is located. When the Investment Manager believes it would be appropriate and useful, the Investment Manager's personnel may visit the issuer's headquarters and plant sites to assess an issuer's operations and to meet and evaluate its key executives. The Investment Manager also will consider whether other risks may be associated with particular securities.


INVESTMENT IN FOREIGN SECURITIES

         The securities markets of many countries have at times in the past moved relatively independently of one another due to different economic, financial, political, and social factors. In seeking to achieve the investment objectives of the Funds, the Investment Manager allocates the Funds' assets among securities of countries and in currency denominations where it expects opportunities for meeting the Funds' investment objectives to be the most attractive, subject to the percentage limitations set forth in the Prospectus. In addition, from time to time a Fund may strategically adjust its investments among issuers based in various countries and among the various equity markets of the world in order to take advantage of diverse global opportunities, based on the Investment Manager's evaluation of prevailing trends and developments, as well as on the Investment Manager's assessment of the potential for capital appreciation (as compared to the risks) of particular companies, industries, countries, and regions.

         INVESTMENT IN DEVELOPED FOREIGN COUNTRIES. The Large Cap Fund, Tax Managed Growth Fund, Biotechnology Fund, Balanced Fund and Emerging Markets Fund may, and each of the other Funds will, invest in securities of foreign governments and companies that are organized or headquartered in developed foreign countries. A Fund may not be invested in all developed foreign countries at one time, and may not invest in particular developed foreign countries at any time, depending on the Investment Manager's view of the investment opportunities available.

         Although these countries have developed economies, even developed countries may be subject to periods of economic or political instability. For example, efforts by the member countries of the European Union to eliminate internal barriers to the free movement of goods, persons, services and capital have encountered opposition arising from the conflicting economic, political and cultural interests and traditions of the member countries and their citizens. Similarly, events in the Japanese economy and social developments may affect Japanese securities and currency markets, as well as the relationship of the Japanese yen to the U.S. dollar. Future political, economic and social developments can be expected to produce continuing effects on securities and currency markets in these and other developed foreign countries.

         INVESTMENT IN EMERGING MARKETS. Each Fund (except the Balanced Fund) may, and the Emerging Markets Fund will, invest in securities of developing countries with emerging markets and companies organized or headquartered in such countries. As a general matter, countries that are not considered to be developed foreign countries by the Investment Manager will be deemed to be emerging market countries. Emerging market countries include any country generally considered to be an emerging market or developing country by the World Bank, the International Finance Corporation, the United Nations or its authorities, or other recognized financial institutions. As of the date of this SAI, emerging market countries are deemed to include for purposes of this SAI, all foreign countries other than Australia, Austria, Belgium, Canada, Denmark, Finland, France, Germany, Ireland, Italy, Japan, Luxembourg, The Netherlands, New Zealand, Norway, Singapore, Spain, Sweden, Switzerland, and the United Kingdom. (See INVESTMENT IN DEVELOPED FOREIGN COUNTRIES.) As their economies grow and their markets grow and mature, some countries that currently may be characterized by the Investment Manager as emerging market countries may be deemed by the Investment Manager to be developed foreign countries. In the event that the Investment Manager deems a particular country to be a developed foreign country, any investment in securities issued by that country's government or by an issuer located in that country would not be subject to a Fund's overall limitations on investments in emerging market countries.

         Securities of issuers organized or headquartered in emerging market countries may, at times, offer excellent opportunities for current income and capital appreciation. However, prospective investors should be aware that the markets of emerging market countries historically have been more volatile than the markets of the United States and developed foreign countries, and thus the risks of investing in securities of issuers organized or headquartered in emerging market countries may be far greater than the risks of investing in developed foreign markets. (See RISK CONSIDERATIONS--EMERGING MARKET SECURITIES for a more detailed discussion of the risk factors associated with investments in emerging market securities.) In addition, movements of emerging market currencies historically have had little correlation with movements of developed foreign market currencies. Prospective investors should consider these risk factors carefully before investing in a Fund. Some emerging market countries have currencies whose value is closely linked to the U.S. dollar. Emerging market countries also may issue debt denominated in U.S. dollars and other currencies.

         It is unlikely that a Fund will be invested in securities in all emerging market countries at any time. Moreover, investing in some emerging markets currently may not be desirable or feasible, due to lack of adequate custody arrangements for Fund assets, overly burdensome repatriation or similar restrictions, the lack of organized and liquid securities markets, unacceptable political risks, poor values of investments in those markets relative to investments in other emerging markets, in developed foreign markets, or in the United States, or for other reasons.


CURRENCY MANAGEMENT

         Securities purchased by the Funds may be denominated in U.S. dollars, foreign currencies, or multinational currencies such as the Euro, and the Funds will incur costs in connection with conversions between various currencies. Movements in the various securities markets may be offset by changes in foreign currency exchange rates. Exchange rates frequently move independently of securities markets in a particular country. As a result, gains in a particular securities market may be affected, either positively or negatively, by changes in exchange rates, and a Fund's net currency positions may expose it to risks independent of its securities positions.

         From time to time, the Funds may employ currency management techniques (other than currency futures contracts in the case of the Europe Fund) to enhance their total returns, although there is no current intention to do so. A Fund may not employ more than 30% of the value of its total assets in currency management techniques for the purpose of enhancing returns. To the extent that such techniques are used to enhance return, they are considered speculative.

         A Fund's ability and decision to purchase or sell portfolio securities may be affected by the laws or regulations in particular countries relating to convertibility and repatriation of assets. Because the shares of the Funds are redeemable in U.S. dollars each day the Funds determine their net asset value, the Funds must have the ability at all times to obtain U.S. dollars to the extent necessary to meet redemptions. Under present conditions, the Investment Manager does not believe that these considerations will have any significant adverse effect on its portfolio strategies, although there can be no assurances in this regard.

         GENERAL CURRENCY CONSIDERATIONS. Currency exchange rates may fluctuate significantly over short periods of time causing, along with other factors, a Fund's net asset value to fluctuate as well. Currency exchange rates generally are determined by the forces of supply and demand in the foreign exchange markets and the relative merits of investments in different countries, actual or anticipated changes in interest rates and other complex factors, as seen from an international perspective. Currency exchange rates also can be affected unpredictably by intervention, or failure to do so, by U.S. or foreign governments or central banks or by currency controls or political developments in the United States or abroad. The markets in forward foreign currency exchange contracts, currency swaps and other privately negotiated currency instruments offer less protection against defaults by the other party to such instruments than is available for currency instruments traded on an exchange. To the extent that a substantial portion of a Fund's total assets, adjusted to reflect the Fund's net position after giving effect to currency transactions, is denominated or quoted in the currencies of foreign countries, the Fund will be more susceptible to the risk of adverse economic and political developments within those countries.

         FORWARD FOREIGN CURRENCY EXCHANGE CONTRACTS. Each Fund may purchase or sell forward foreign currency exchange contracts ("forward contracts") for hedging purposes or to seek to increase total return when the Investment Manager anticipates that a foreign currency will appreciate or depreciate in value, but securities denominated or quoted in that currency do not present attractive investment opportunities and are not held in the Fund's portfolio. When purchased or sold to increase total return, forward contracts are considered speculative. In addition, a Fund may enter into forward contracts in order to protect against anticipated changes in future foreign currency exchange rates.

         Each Fund may engage in cross-hedging by using forward contracts in a currency different from that in which the hedged security is denominated or quoted if the Investment Manager determines that there is a pattern of correlation between the two currencies. Each such Fund may also engage in proxy hedging, by using forward contracts in a series of foreign currencies for similar purposes.

         Each Fund may enter into forward contracts to purchase foreign currencies to protect against an anticipated rise in the U.S. dollar price of securities it intends to purchase. Each such Fund may enter into forward contracts to sell foreign currencies to protect against the decline in value of its foreign currency denominated or quoted portfolio securities, or a decline in the value of anticipated income or dividends from such securities, due to a decline in the value of foreign currencies against the U.S. dollar. Forward contracts to sell foreign currency could limit any potential gain which might be realized by a Fund if the value of the hedged currency increased.

         If a Fund enters into a forward contract to sell foreign currency to increase total return or to buy foreign currency for any purpose, the Fund will segregate cash, U.S. Government securities, or other liquid debt or equity securities with the Fund's custodian in an amount equal to the value of the Fund's total assets committed to the consummation of the forward contract. If the value of the segregated securities declines, additional assets will be segregated so that the value of the segregated assets will equal the amount of the Fund's commitment with respect to the contract.

         A forward contract is subject to the risk that the counterparty to such contract will default on its obligations. Since a forward contract is not guaranteed by an exchange or clearinghouse, a default on the contract would deprive a Fund of unrealized profits, transaction costs or the benefits of a currency hedge or force the Fund to cover its purchase or sale commitments, if any, at the current market price.

         OPTIONS ON FOREIGN CURRENCIES. Each Fund may purchase and sell (write) put and call options on foreign currencies for the purpose of protecting against declines in the U.S. dollar value of foreign portfolio securities and anticipated income or dividends on such securities and against increases in the U.S. dollar cost of foreign securities to be acquired. Each such Fund may also use options on currency to cross-hedge, which involves writing or purchasing options on one currency to hedge against changes in exchange rates for a different currency, if the Investment Manager believes there is a pattern of correlation between the two currencies. Options on foreign currencies to be written or purchased by the Funds will be traded on U.S. and foreign exchanges.

         The writer of a put or call option receives a premium and gives the purchaser the right to sell (or buy) the currency underlying the option at the exercise price. The writer has the obligation upon exercise of the option to purchase (or deliver) the currency during the option period. A writer of an option who wishes to terminate the obligation may effect a "closing transaction" by buying an option of the same series as the option previously written. A writer may not effect a closing purchase transaction after being notified of the exercise of an option. The writing of an option on foreign currency will constitute only a partial hedge, up to the amount of the premium received; a Fund could be required to purchase or sell additional foreign currencies at disadvantageous exchange rates, thereby incurring losses. The purchase of an option on foreign currency may constitute an effective hedge against exchange rate fluctuations; however, in the event of exchange rate movements adverse to a Fund's position, the Fund may forfeit the entire amount of the premium plus related transaction costs.

         Each Fund may purchase call or put options on a currency to seek to increase total return when the Investment Manager anticipates that the currency will appreciate or depreciate in value, but the securities quoted or denominated in that currency do not present attractive investment opportunities and are not held in the Fund's portfolio.

         When a Fund writes a put or call option on a foreign currency, an amount of cash, U.S. Government securities, or other liquid debt or equity securities equal to the market value of its obligations under the option will be segregated by the Fund's custodian to collateralize the position.

         CURRENCY FUTURES CONTRACTS. Each Fund (other than the Europe Fund) may enter into currency futures contracts, as described under "Futures Transactions" below.

         CURRENCY SWAPS. Each Fund may enter into currency swaps for both hedging and to seek to increase total return. Currency swaps involve the exchange of rights to make or receive payments in specified currencies. Since currency swaps are individually negotiated, the Funds expect to achieve an acceptable degree of correlation between their portfolio investments and their currency swap positions entered into for hedging purposes. Currency swaps may involve the delivery of the entire principal value of one designated currency in exchange for the other designated currency, or the delivery of the net amount of a party's obligations over its entitlements. Therefore, the entire principal value of a currency swap may be subject to the risk that the other party to the swap will default on its contractual delivery obligations. Each Fund will maintain in a segregated account with the Fund's custodian cash, U.S. Government securities, or other liquid debt or equity securities equal to the amount of the Fund's obligations, or the net amount (if any) of the excess of the Fund's obligations over its entitlements, with respect to swap transactions. To the extent that such amount of a swap is segregated, the Company and the Investment Manager believe that swaps do not constitute senior securities under the Investment Company Act of 1940 (the "1940 Act") and, accordingly, will not treat them as being subject to a Fund's borrowing restriction.

         The use of currency swaps is a highly specialized activity which involves investment techniques and risks different from those associated with ordinary portfolio securities transactions. If the Investment Manager is incorrect in its forecasts of market values and currency exchange rates, the investment performance of a Fund entering into a currency swap would be less favorable than it would have been if this investment technique were not used.

         INTEREST RATE SWAPS. The Balanced Fund may enter into interest rate swaps, caps and floors and will usually enter into interest rate swaps on a net basis (i.e. the two payment streams are netted out, with the Fund receiving or paying, as the case may be, only the net amount of the two payments). The net amount of the excess, if any, of the Fund's obligations over its entitlement with respect to each interest rate swap will be calculated on a daily basis and an amount of cash or other liquid assets having an aggregate net asset value at least equal to the accrued excess will be maintained in a segregated account by the Fund's custodian. If the Fund enters into an interest rate swap on other than a net basis it will maintain a segregated account in the full amount accrued on a daily basis of its obligations with respect to the swap. The Fund will not enter into any interest rate swap, cap or floor transaction unless the unsecured senior debt or the claims-paying ability of the other party thereto is rated in one of the three highest rating categories of at least one Nationally Recognized Rating Organization at the time of entering into such transaction. The Investment Manager will monitor the creditworthiness of all counterparties on an ongoing basis. If there is a default by the other party to such a transaction, the Fund will have contractual remedies pursuant to the agreements related to the transaction.

         The swap market has grown substantially in recent years with a large number of banks and investment banking firms acting as principals and as agents using standardized swap documentation. The Investment Manager has determined that, as a result, the swap market has become relatively liquid. Cap and floors are more recent innovations for which standardized documentation has not been developed and, accordingly, they are less liquid than swaps. To the extent the Fund sells (i.e. writes) caps and floors, it will segregate cash or other liquid assets having an aggregate net asset value at least equal to the full amount, accrued on a daily basis, of its obligations with respect to any caps or floors.

         There is no limit on the amount of interest rate swap transactions that may be entered into by the Fund. These transactions may in some instances involve the delivery of securities or other underlying assets by the Fund or its counterparty to collateralize obligations under the swap. Under the documentation currently used in the swap markets, the risk of loss with respect to interest rate swaps is limited to the net amount of the payments that the Fund is contractually obligated to make. If the other party to an interest rate swap that is not collateralized defaults, the Fund would risk the loss of the net amount of the payments that it contractually is entitled to receive. The Fund may buy and sell (i.e. write) caps and floors without limitation, subject to the segregation requirement described above.


OPTIONS TRANSACTIONS

         Each Fund may purchase listed put and call options on any securities which it is eligible to purchase as a hedge against changes in market conditions that may result in changes in the value of the Fund's portfolio securities. The aggregate premiums on put options and call options purchased by a Fund may not in each case exceed 5% of the value of the net assets of the Fund as of the date of purchase. In addition, a Fund will not purchase options if more than 25% of the value of its net assets would be hedged.

         A put gives the holder the right, in return for the premium paid, to require the writer of the put to purchase from the holder a security at a specified price. A call gives the holder the right, in return for the premium paid, to require the writer of the call to sell a security to the holder at a specified price. Put and call options on various stocks and financial indices are traded on U.S. and foreign exchanges. A put option is covered if the writer segregates cash, U.S. Government securities or other liquid debt or equity securities equal to the exercise price. A call option is covered if the writer owns the security underlying the call or has an absolute and immediate right to acquire the security without additional cash consideration upon conversion or exchange of other securities held by it.

         A Fund may effectively terminate its right or obligation under an option by entering into a closing transaction. For example, a Fund may terminate its obligation under a put or call option that it had written by purchasing an identical put or call option; this is known as a closing purchase transaction. Conversely, a Fund may terminate a position in a put or call option that it had purchased by writing an identical put or call option; this is known as a closing sale transaction. A Fund realizes a gain from a closing transaction if the cost of the closing transaction is less than the premium received from writing the option or if the proceeds from the closing transaction are more than the premium paid to purchase the option.

PURCHASING PUT AND CALL OPTIONS

         PUT OPTIONS. If a Fund purchases a put option, the Fund acquires the right to sell the underlying security at a specified price at any time during the term of the option (for "American-style" options) or on the option expiration date (for "European-style" options). Purchasing put options may be used as a portfolio investment strategy when the Investment Manager perceives significant short-term risk but substantial long-term appreciation for the underlying security. The put option acts as an "insurance policy", as it protects against significant downward price movement while it allows full participation in any upward movement. If a Fund is holding a security which the Investment Manager feels has strong fundamentals, but for some reason may be weak in the near term, the Fund may purchase a put option on such security, thereby giving itself the right to sell such security at a certain strike price throughout the term of the option. Consequently, the Fund will exercise the put only if the price of such security falls below the strike price of the put. The difference between the strike price of the put and the market price of the underlying security on the date the Fund exercises the put, less transaction costs, will be the amount by which the Fund will be able to hedge against a decline in the underlying security. If during the period of the option the market price for the underlying security remains at or above the put's strike price, the put will expire worthless, representing a loss of the price the Fund paid for the put, plus transaction costs. If the price of the underlying security increases, the profit the Fund realizes on the sale of the security will be reduced by the premium paid for the put option less any amount for which the put may be sold.

         CALL OPTIONS. If a Fund purchases a call option, it acquires the right to purchase the underlying security at a specified price at any time during the term of the option. The purchase of a call option is a type of "insurance policy" to hedge against losses that could incur if a Fund intends to purchase the underlying security and the security thereafter increases in price. The Fund will exercise a call option only if the price of the underlying security is above the strike price at the time of exercise. If during the option period the market price for the underlying security remains at or below the strike price of the call option, the option will expire worthless, representing a loss of the price paid for the option, plus transaction costs. If the price of the underlying security increases, the price the Fund pays for the security will in effect be increased by the premium paid for the call.

         WRITING PUT AND CALL OPTIONS. Writing covered put or call options can enable a Fund to enhance income by reason of the premiums paid by the purchasers of such options. When a Fund writes a put option, the purchaser acquire the right to sell to the Fund the underlying security at a specified price at any time during the term of the option or on the option expiration date. When a Fund writes a call option, the purchaser acquires the right to purchase from the Fund the underlying security at a specified price at any time during the term of the option. In return for the premium received for a call option, a Fund foregoes the opportunity for profit from a price increase in the underlying security above the exercise price so long as the option remains open, but retains the risk of loss should the price of the security decline. In return for the premium received for a put option, a Fund assumes the risk that the price of the underlying security will decline below the exercise price, in which case the put would be exercised and the Fund would suffer a loss.

         STOCK INDEX OPTIONS. Each Fund may purchase put and call options with respect to stock indices such as the S&P 500 Index and other stock indices. Such options may be purchased as a hedge against changes resulting from market conditions in the values of securities which are held in a Fund's portfolio or which it intends to purchase or sell, or when they are economically appropriate for the reduction of risks inherent in the ongoing management of the Fund.

         The distinctive characteristics of options on stock indices create certain risks that are not present with stock options generally. Because the value of an index option depends upon movements in the level of the index rather than the price of a particular stock, whether a Fund will realize a gain or loss on the purchase or sale of an index option depends upon movements in the level of stock prices in the stock market generally rather than movements in the price of a particular stock. Accordingly, successful use by a Fund of options on a stock index will be subject to the Investment Manager's ability to predict correctly movements in the direction of the stock market generally. This requires different skills and techniques than predicting changes in the prices of individual stocks.

         Index prices may be distorted if trading of certain stocks included in an index is interrupted. Trading of index options also may be interrupted in certain circumstances, such as if trading were halted in a substantial number of stocks included in the index. If this were to occur, a Fund would not be able to close out options which it had purchased, and if restrictions on exercise were imposed, the Fund might be unable to exercise an option it holds, which could result in substantial losses to the Fund. It is the policy of the Funds to purchase put or call options only with respect to an index which the Investment Manager believes includes a sufficient number of stocks to minimize the likelihood of a trading halt in the index.

         DEALER OPTIONS. Each Fund may engage in transactions involving dealer options as well as exchange-traded options. Options not traded on an exchange generally lack the liquidity of an exchange-traded option, and may be subject to a Fund's restriction on investment in illiquid securities. In addition, dealer options may involve the risk that the securities dealers participating in such transactions will fail to meet their obligations under the terms of the options.


SHORT SALES

         Each Fund, except the International Fund, may engage in short sales transactions. Although the International Fund may not make short sales of securities, it may maintain short positions in connection with its use of options, futures contracts, options on futures contracts, forward foreign currency exchange transactions, and currency options. A short sale that is not made "against the box" is a transaction in which a Fund sells a security it does not own in anticipation of a decline in market price. When a Fund makes a short sale, the proceeds it receives are retained by the broker until the Fund replaces the borrowed security. In order to deliver the security to the buyer, the Fund must arrange through a broker to borrow the security and, in so doing, the Fund becomes obligated to replace the security borrowed at its market price at the time of replacement, whatever that price may be.

         The value of securities of any issuer in which a Fund maintains a short position that is not "against the box" may not exceed the lesser of 5% of the value of the Fund's net assets or 5% of the securities of such class of the issuer. A Fund's ability to enter into short sales transactions is limited by the requirements of the Investment Company Act of 1940 (the "1940 Act").

         Short sales by a Fund that are not made "against the box" create opportunities to increase the Fund's return but, at the same time, involve special risk considerations and may be considered a speculative technique. Since a Fund in effect profits from a decline in the price of the securities sold short without the need to invest the full purchase price of the securities on the date of the short sale, the Fund's net asset value per share will tend to increase more when the securities it has sold short decrease in value, and to decrease more when the securities it has sold short increase in value, than would otherwise be the case if it had not engaged in such short sales. Short sales theoretically involve unlimited loss potential, as the market price of securities sold short may continuously increase, although a Fund may mitigate such losses by replacing the securities sold short before the market price has increased significantly. Under adverse market conditions, a Fund might have difficulty purchasing securities to meet its short sale delivery obligations, and might have to sell portfolio securities to raise the capital necessary to meet its short sale obligations at a time when fundamental investment considerations would not favor such sales.

         If a Fund makes a short sale "against the box," the Fund would not immediately deliver the securities sold and would not receive the proceeds from the sale. The seller is said to have a short position in the securities sold until it delivers the securities sold, at which time it receives the proceeds of the sale. A Fund's decision to make a short sale "against the box" may be a technique to hedge against market risks when the Investment Manager believes that the price of a security may decline, causing a decline in the value of a security owned by the Fund or a security convertible into or exchangeable for such security. In such case, any future losses in the Fund's long position would be reduced by a gain in the short position.

         In the view of the Securities and Exchange Commission ("SEC"), a short sale involves the creation of a "senior security" as such term is defined in the 1940 Act, unless the sale is "against the box" and the securities sold are placed in a segregated account (not with the broker), or unless the Fund's obligation to deliver the securities sold short is "covered" by segregating (not with the broker) cash, U.S. Government securities or other liquid debt or equity securities in an amount equal to the difference between the market value of the securities sold short at the time of the short sale and any cash or securities required to be deposited as collateral with a broker in connection with the sale (not including the proceeds from the short sale), which difference is adjusted daily for changes in the value of the securities sold short. The total value of the cash and securities deposited with the broker and otherwise segregated may not at any time be less than the market value of the securities sold short at the time of the short sale.

         To avoid limitations under the 1940 Act on borrowing by investment companies, short sales by each Fund will be "against the box", or the Fund's obligation to deliver the securities sold short will be "covered" by segregating cash, U.S. Government securities or other liquid debt or equity securities in an amount equal to the market value of its delivery obligation. A Fund will not make short sales of securities or maintain a short position if doing so could create liabilities or require collateral deposits and segregation of assets aggregating more than 25% of the value of the Fund's total assets.


DELAYED-DELIVERY TRANSACTIONS

         Each Fund (other than the Europe Fund) may purchase securities on a delayed delivery or "when issued" basis and may enter into firm commitment agreements (transactions in which the payment obligation and interest rate are fixed at the time of the transaction but the settlement is delayed). Delivery and payment for these securities typically occur 15 to 45 days after the commitment to purchase, but delivery and payment can be scheduled for shorter or longer periods, based upon the agreement of the buyer and the seller. No interest accrues to the purchaser during the period before delivery. The Funds generally do not intend to enter into these transactions for the purpose of leverage, but may sell the right to receive delivery of the securities before the settlement date. The value of the securities at settlement may be more or less than the agreed upon price.

         A Fund will segregate cash, U.S. Government securities or other liquid debt or equity securities in an amount sufficient to meet its payment obligations with respect to any such transactions. To the extent that assets are segregated for this purpose, a Fund's liquidity and the ability of the Investment Manager to manage its portfolio may be adversely affected.


FUTURES TRANSACTIONS

         The Funds (other than the Europe Fund) may enter into futures contracts for the purchase or sale of fixed-income securities, foreign currencies or contracts based on financial indices, including indices of U.S. government securities, foreign government securities, equity securities or fixed-income securities. For example, if a Fund owns Treasury bonds and the portfolio manager expects interest rates to increase, that Fund may take a short position in interest rate futures contracts. Taking such a position would have much the same effect as that Fund selling Treasury bonds in its portfolio. If interest rates increase as anticipated, the value of the Treasury bonds would decline, but the value of that Fund's interest rate futures contract will increase, thereby keeping the net asset value of that Fund from declining as much as it may have otherwise. If, on the other hand, a portfolio manager expects interest rates to decline, the Fund may take a long position in interest rate futures contracts in anticipation of later closing out the futures position and purchasing the bonds. Although a Fund can accomplish similar results by buying securities with long maturities and selling securities with short maturities, given the greater liquidity of the futures market than the cash market, it may be possible to accomplish the same result more easily and more quickly by using futures contracts as an investment tool to reduce risk.

         The Europe Fund may enter into futures contracts for the purchase or sale of foreign stock or bond indices or other financial indices that the Investment Manager determines are appropriate to hedge the risks associated with changes in interest rates or general fluctuations in the value of its portfolio securities. Pursuant to the regulations of the Commodity Futures Trading Commission ("CFTC"), and subject to certain restrictions, the Fund may purchase or sell futures contracts that are traded on U.S. exchanges that have been designated as contract markets by the CFTC. The Fund may also generally purchase or sell futures contracts that are subject to the rules of any foreign board of trade ("foreign futures contracts"). The Fund may not, however, trade a foreign futures contract based on a foreign stock index unless the contract has been approved by the CFTC for trading by U.S. persons. The Investment Manager may comply with such different standards as may be established by the CFTC with respect to the purchase or sale of futures contracts and foreign futures contracts.

         FUTURES CHARACTERISTICS. A futures contract is an agreement between two parties (buyer and seller) to take or make delivery of an amount of cash equal to the difference between the value of the currency, security or index at the close of the last trading day of the contract and the price at which the currency, security or index contract was originally written. In the case of futures contracts traded on U.S. exchanges, the exchange itself or an affiliated clearing corporation assumes the opposite side of each transaction (i.e., as buyer or seller). A futures contract may be satisfied or closed out by payment of the change in the cash value of the currency, security or index. No physical delivery of the underlying currency, securities, or securities in the index is made.

         Unlike when a Fund purchases or sells a security, no price is paid or received by a Fund upon the purchase or sale of a futures contract. Initially, the Fund will be required to deposit with the Fund's custodian or such other parties as may be authorized by the SEC (in the name of the futures commission merchant (the "FCM")) an amount of cash or U.S. Treasury bills which is referred to as an "initial margin" payment. The nature of initial margin in futures transactions is different from that of margin in security transactions in that a futures contract margin does not involve the borrowing of funds by a Fund to finance the transactions. Rather, the initial margin is in the nature of a performance bond or good faith deposit on the contract which is returned to the Fund upon termination of the futures contract, assuming all contractual obligations have been satisfied. Futures contracts customarily are purchased and sold with initial margins that may range upwards from less than 5% of the value of the futures contract being traded. Subsequent payments, called "variation margin", to and from the FCM, will be made on a daily basis as the price of the underlying currency or stock index varies, making the long and short positions in the futures contract more or less valuable. This process is known as "marking to the market." For example, when a Fund has purchased a currency futures contract and the price of the underlying currency has risen, the Fund's position will have increased in value and the Fund will receive from the FCM a variation margin payment equal to that increased value. Conversely, when a Fund has purchased a currency futures contract and the price of the underlying currency has declined, the position would be less valuable and the Fund would be required to make a variation margin payment to the FCM. At any time prior to expiration of a futures contract, a Fund may elect to close the position by taking an identical opposite position which will operate to terminate the Fund's position in the futures contract. A final determination of variation margin is then made, additional cash is required to be paid by or released to the Fund, and the Fund realizes a loss or a gain.

         CHARACTERISTICS OF FUTURES OPTIONS. Each Fund (other than the Europe
Fund) may also purchase call options and put options on securities or index futures contracts ("futures options"), and each Fund (other than the Europe
Fund) may purchase futures options on currencies. A futures option gives the holder the right, in return for the premium paid, to assume a long position (in the case of a call) or short position (in the case of a put) in a futures contract at a specified exercise price prior to the expiration of the option. Upon exercise of a call option, the holder acquires a long position in the futures contract and the writer is assigned the opposite short position. In the case of a put option, the opposite is true. A futures option may be closed out (before exercise or expiration) by an offsetting purchase or sale of a futures option of the same series.

         PURCHASE OF FUTURES. Each Fund (other than the Europe Fund) may purchase a currency futures contract when it anticipates the subsequent purchase of particular securities and has the necessary cash, but expects the currency exchange rates then available in the applicable market to be less favorable than rates that are currently available, or to attempt to enhance return when it anticipates that future currency exchange rates will be more favorable than current rates. Similarly, when the Investment Manager anticipates a significant stock market or stock market sector advance, a Fund may purchase a stock index futures contract which affords a hedge against not participating in such advance at a time when the Fund is not fully invested in equity securities. Such purchase of a futures contract would serve as a temporary substitute for the purchase of individual stocks which may later be purchased (with attendant costs) in an orderly fashion. As such purchase of individual stocks are made, an approximately equivalent amount of stock index futures would be terminated by offsetting sales.

         SALE OF FUTURES. Each Fund (other than the Europe Fund) may sell a currency futures contract to hedge against an anticipated decline in foreign currency rates that would adversely affect the dollar value of a Fund's portfolio securities denominated in such currency, or may sell a currency futures contract in one currency to hedge against fluctuations in the value of securities denominated in a different currency if there is an established historical pattern or correlation between the two currencies. Similarly, a Fund may sell stock index futures contracts in anticipation of or during a general stock market or market sector decline that may adversely affect the market values of the Fund's portfolio of equity securities. To the extent that the Fund's portfolio of equity securities changes in value in correlation with a given stock index, the sale of futures contracts on that index would reduce the risk to the portfolio of a market decline and, by doing so, would provide an alternative to the liquidation of securities positions in the portfolio with resultant transaction costs.

         PURCHASE OF PUT OPTIONS ON FUTURES. The purchase of a put option on a currency, financial or index futures contract is analogous to the purchase of a put on individual stocks, where an absolute level of protection from price fluctuation is sought below which no additional economic loss would be incurred by a Fund. For example, put options on futures may be purchased to hedge a portfolio of stocks or a position in the futures contract upon which the put option is based against a possible decline in market value. The purchase of a put option on a currency futures contract can be used to hedge against unfavorable movements in currency exchange rates, or to attempt to enhance returns in contemplation of movements in such rates.

         PURCHASE OF CALL OPTIONS ON FUTURES. The purchase of a call option on a currency, financial or index futures contract represents a means of obtaining temporary exposure to favorable currency exchange rate or interest rate movements or temporary exposure to market appreciation with risk limited to the premium paid for the call option. It is analogous to the purchase of a call option on an individual security or index, which can be used as a substitute for a position in the security or index itself. Depending on the pricing of the option compared to either the futures contract upon which it is based, or to the price of the underlying currency, security or index itself, the call option may be less risky, because losses are limited to the premium paid for the call option, when compared to the ownership of the underlying currency, security or index futures contract. Like the purchase of a currency, financial or index futures contract, a Fund would purchase a call option on a currency, financial or index futures contract to hedge against an unfavorable movement in exchange rates, interest rates or securities prices.

         LIMITATIONS ON PURCHASE AND SALE OF FUTURES AND FUTURES OPTIONS. A Fund may not purchase or sell futures contracts or purchase futures options if, immediately thereafter, more than 30% of the value of its net assets would be hedged. In addition, a Fund may not purchase or sell futures or purchase futures options if, immediately thereafter, the sum of the amount of margin deposits on the Fund's existing futures positions and premiums paid for futures options would exceed 5% of the market value of the Fund's total assets. In Fund transactions involving futures contracts, to the extent required by applicable SEC guidelines, an amount of cash, U.S. Government securities, or other liquid debt or equity securities equal to the market value of the futures contracts will be segregated with the Fund's Custodian, or in other segregated accounts as regulations may allow, to collateralize the position and thereby to insure that the use of such futures is unleveraged.

         The International Fund will not engage in transactions in stock index futures contracts and futures options for speculation, but only as a hedge against changes in the value of securities held in the Fund's portfolio, or securities which the Investment Manager intends to purchase for the portfolio, resulting from actual or anticipated changes in general market conditions. Such transactions will only be effected when, in the view of the Investment Manager, they are economically appropriate to the reduction of risks inherent in the ongoing management of the Fund's portfolio.

         REGULATORY MATTERS. The Companies have filed claims of exemption from registration of the Funds as commodity pools with the Commodity Futures Trading Commission (the "CFTC"). Each Fund intends to conduct its futures trading activity in a manner consistent with that exemption. The Investment Manager is registered with the CFTC as both a commodity pool operator and as a commodity trading advisor.

SWAPS

         The Europe Fund may engage in securities index total return swaps with approved counterparties. Securities index total return swaps involve an agreement between two parties to exchange payments that are based on a specified securities index and that are calculated on the basis of a set amount (the "notional amount") for a specified period of time. The Fund may enter into securities index total return swaps only to the extent that the notional amount of all current swaps does not exceed 30% of the Fund's net assets. Generally, the Fund will base its securities index total return swaps on its benchmark index, MSCI Europe, or a separate market index such as the DAX100 or CAC100. The Fund may, among other purposes, use securities index total return swaps to provide the Fund with sufficient liquidity to meet cash redemptions of shares while maintaining its investments in securities and foreign currencies or to provide the Fund with sufficient exposure to the equity markets when it is holding cash that is being held to meet redemptions or when incoming cash is not yet invested. Swaps are subject to risks comparable to the risks involved with respect to hedging transactions.

         The Europe Fund may enter into securities index total return swaps and will usually enter into securities index total return swaps on a net basis, I.E., the two payment streams are netted out, with the Fund receiving or paying, as the case may be, only the net amount of the two payments. Inasmuch as segregated accounts will be established with respect to such transactions, the Investment Manager believes such obligations do not constitute senior securities and, accordingly, will not treat them as being subject to the Fund's borrowing restrictions. The net amount of the excess, if any, of the Fund's obligations over its entitlements with respect to each securities index total return swap will be accrued on a daily basis, and appropriate Fund assets having an aggregate net asset value at least equal to the accrued excess will be maintained in a segregated account. The Fund also will establish and maintain such segregated accounts with respect to its total obligations under any swaps that are not entered into on a net basis.

         The Europe Fund will enter into swaps only with banks and recognized securities dealers believed by the Investment Manager to present minimal credit risk in accordance with guidelines established by the Board of Directors of the Investment Company. If there is a default by the approved counterparty to such a transaction, the Fund will have to rely on its contractual remedies (which may be limited by bankruptcy, insolvency or similar laws) pursuant to the agreements related to the swap.

DEBT SECURITIES

         Under normal market conditions, the Balanced Fund will invest at least 25%, the International Fund may invest up to 20%, and each other Fund except the Emerging Markets Fund may invest up to 10%, of its total assets in short-term debt obligations (with maturities of one year or less) issued or guaranteed by the U.S. government or foreign governments (including their respective agencies, instrumentalities, authorities and political subdivisions), debt obligations issued or guaranteed by international or supranational government entities, and debt obligations of corporate issuers. The timing of purchase and sale transactions in debt obligations may result in capital appreciation or depreciation because the value of debt obligations varies inversely with prevailing interest rates. The debt obligations in which each Fund may invest will be rated, at the time of purchase, BBB or higher by Standard & Poor's, a division of The McGraw-Hill Companies, Inc. ("Standard & Poor's"), or Baa or higher by Moody's Investors Service, Inc. ("Moody's") or equivalent ratings by other rating organizations, or, if unrated, will be determined by the Investment Manager to be of comparable investment quality. If the rating of an investment grade security held by any Fund is downgraded, the Investment Manager will determine whether it is in the best interests of the Fund to continue to hold the security in its investment portfolio. Investment grade means the issuer of the security is believed to have adequate capacity to pay interest and repay principal, although certain of such securities in the lower grades have speculative characteristics, and changes in economic conditions or other circumstances may be more likely to lead to a weakened capacity to pay interest and principal than would be the case with higher-rated securities. The Investment Manager does not currently intend to purchase U.S. or foreign debt securities on behalf of the International Fund except on an occasional basis when the Investment Manager believes that unusually attractive investments are available.

         Although securities rated BBB by Standard & Poor's or Baa by Moody's are considered to be of "investment grade," and are considered to have adequate capacity to pay interest and repay principal, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity to pay interest and principal than higher-rated securities. Credit ratings evaluate the safety of principal and interest payments of securities, not their market value. The rating of an issuer is also heavily weighted by past developments and does not necessarily reflect probable future conditions. There is frequently a lag between the time a rating is assigned and the time it is updated.

         The Emerging Markets Fund may invest up to 5% of its total assets in debt securities issued or guaranteed by an emerging market company or government (including such government's agencies, instrumentalities, authorities and political subdivisions), or denominated in the currencies of emerging market countries that the Investment Manager believes present attractive investment opportunities for capital growth. There is no limit on the average maturity of the debt securities in the Emerging Markets Fund's portfolio. Such debt obligations may be unrated or rated, at the time of purchase, below investment grade by Standard & Poor's, Moody's or another recognized international rating organization. The Balanced Fund may invest up to 5% of its total assets in debt securities rated, at the time of purchase, below investment grade by Standard and Poor's, Moody's or another recognized international rating organization. Bonds rated below investment grade are often referred to as "junk bonds," and involve greater risk of default or price declines than investment grade securities. The Balanced Fund will not invest in securities rated lower than B.

         RATINGS. Credit ratings evaluate the safety of principal and interest payments of securities, not their market value. The rating of an issuer is also heavily weighted by past developments and does not necessarily reflect probable future conditions. There is frequently a lag between the time a rating is assigned and the time it is updated. As credit rating agencies may fail to timely change credit ratings of securities to reflect subsequent events, the Investment Manager will also monitor issuers of such securities to determine if such issuers will have sufficient cash flow and profits to meet required principal and interest payments and to assure their liquidity. In general, debt securities held by a Fund will be treated as investment grade if they are rated by at least one major rating agency in one of its top four rating categories at the time of purchase or, if unrated, are determined by the Investment Manager to be of comparable quality. Investment grade means the issuer of the security is believed to have adequate capacity to pay interest and repay principal, although certain of such securities in the lower grades have speculative characteristics, and changes in economic conditions or other circumstances may be more likely to lead to a weakened capacity to pay interest and principal than would be the case with higher rated securities. If the rating of an investment grade security held by a Fund is downgraded, the Investment Manager will determine whether it is in the best interests of the Fund to continue to hold the security in its investment portfolio. The Emerging Markets Fund and the Balanced Fund may invest in debt securities rated, at the time of purchase, below investment grade. Refer to the section entitled "Risk Considerations" for the risks associated with below investment grade debt securities.

         GOVERNMENT OBLIGATIONS. U.S. Government obligations include obligations issued or guaranteed as to principal and interest by the U.S. Government and its agencies and instrumentalities, by the right of the issuer to borrow from the U.S. Treasury, by the discretionary authority of the U.S. Government to purchase certain obligations of the agency or instrumentality, or only by the credit of the agency or instrumentality. No assurance can be given that the U.S. Government will provide financial support to U.S. Government-sponsored instrumentalities if it is not obligated to do so by law.

         Each Fund may invest in sovereign debt obligations of foreign countries. A number of factors affect a sovereign debtor's willingness or ability to repay principal and interest in a timely manner, including its cash flow situation, the extent of its foreign reserves, the availability of sufficient foreign exchange on the date a payment is due, the relative size of the debt service burden to the economy as a whole, the sovereign debtor's policy toward principal international lenders and the political constraints to which it may be subject. Emerging market governments could default on their sovereign debt. Such sovereign debtors also may be dependent on expected disbursements from foreign governments, multilateral agencies and other entities abroad to reduce principal and interest arrearages on their debt. The commitments on the part of these governments, agencies and others to make such disbursements may be conditioned on a sovereign debtor's implementation of economic reforms and/or economic performance and the timely service of such debtor's obligations. Failure to meet such conditions could result in the cancellation of such third parties' commitments to lend funds to the sovereign debtor, which may further impair such debtor's ability or willingness to service its debt in a timely manner.

         ZERO COUPON, PAY-IN-KIND AND STEP COUPON SECURITIES. The Balanced Fund may invest in zero coupon, pay-in-kind and step coupon securities. Zero coupon bonds are issued and traded at a discount from their face value. They do not entitle the holder to any periodic payment of interest prior to maturity. Step coupon bonds trade at a discount from their face value and pay coupon interest. The coupon rate is low for an initial period and then increases to a higher coupon rate. The discount from the face amount or par value depends on the time remaining until cash payments begin, prevailing interest rates, liquidity of the security and the perceived credit quality of the issuer. Pay-in-kind bonds normally give the issuer an option to pay cash at a coupon payment date or securities with a face value equal to the amount of the coupon payment that would have been made.

         Current federal income tax law requires holders of zero coupon securities and step coupon securities to report the portion of the original issue discount on such securities that accrues during a given year as interest income, even though the holders receive no cash payments of interest during the year. In order to qualify as a "regulated investment company" under the Internal Revenue Code of 1986 and the regulations thereunder (the "Code"), the Fund must distribute its investment company taxable income, including the original issue discount accrued on zero coupon bonds or step coupon bonds. Because the Fund will not receive cash payments on a current basis in respect of accrued original-issue discount on zero coupon bonds or step coupon bonds during the period before interest payments begin, in some years the Fund may have to distribute cash obtained from other sources in order to satisfy the distribution requirements under the Code. The Fund might obtain such cash from selling other portfolio holdings, which might cause the Fund to incur capital gains or losses on the sale. Additionally, these actions are likely to reduce the assets to which Fund expenses could be allocated and to reduce the rate of return for the Fund. In some circumstances, such sales might be necessary in order to satisfy cash distribution requirements even though investment considerations might otherwise make it undesirable for the Fund to sell the securities at the time.

         Generally, the market prices of zero coupon, step coupon and pay-in-kind securities are more volatile than the prices of securities that pay interest periodically and in cash and are likely to respond to changes in interest rates to a greater degree than other types of debt securities having similar maturities and credit quality.

         PASS THROUGH SECURITIES. The Balanced Fund may invest in various types of pass-through securities, such as mortgage-backed securities, asset-backed securities and participation interests. A pass-through security is a share or certificate of interest in a pool of debt obligations that have been repackaged by an intermediary, such as a bank or broker-dealer. The purchaser of a pass-through security receives an undivided interest in the underlying pool of securities. The issuers of the underlying securities make interest and principal payments to the intermediary which are passed through to purchasers, such as the Fund. The most common type of pass-through securities are mortgage-backed securities, including those issued by the Government National Mortgage Association ("GNMA"), the Federal Home Loan Mortgage Corporation ("FHLMC"), and the Federal National Mortgage Association ("FNMA").

         GNMA Certificates are mortgage-related securities that evidence an undivided interest in a pool of mortgage loans. GNMA Certificates differ from bonds in that principal is paid back monthly by the borrowers over the term of the loan rather than returned in a lump sum at maturity. The Fund will generally purchase "modified pass-through" GNMA Certificates, which entitle the holder to receive a share of all interest and principal payments paid on the mortgage pool, net of fees paid to the intermediary and GNMA, regardless of whether or not the mortgagor actually makes the payment. GNMA Certificates are backed as to the timely payment of principal and interest by the full faith and credit of the U.S. Government.

         FHLMC issues two types of mortgage pass-through securities: mortgage participation securities ("PCs") and guaranteed mortgage securities ("GMCs"). PCs resemble GNMA Certificates in that each PC represents a pro rata share of all interest and principal payments made on the underlying pool. FHLMC guarantees timely payments of interest on PCs and the full return of principal. GMCs also represent a pro rata interest in a pool of mortgages. However, these instruments pay interest semiannually and return principal once a year in guaranteed minimum payments. This type of security is guaranteed by FHLMC as to timely payment principal and interest but it is not guaranteed by the full faith and credit of the U.S. Government.

         FNMA issues guaranteed mortgage pass-through certificates ("FNMA Certificates"). FNMA Certificates resemble GNMA Certificates in that each FNMA Certificate represents a pro rata share of all interest and principal payments made and owned on the underlying pool. This type of security is guaranteed by FNMA as to timely payment of principal and interest, but it is not guaranteed by the full faith and credit of the U.S.
Government.

         Except for GMCs, each of the mortgage-backed securities described above is characterized by monthly payments to the holder, reflecting the monthly payments made by the borrowers who received the underlying mortgage loans. The payments to the security holders (such as the Fund), like the payments on the underlying loans, represent both principal and interest. Pass-through securities are subject to prepayment risk. Although the underlying mortgage loans are for specified periods of time, such as 20 or 30 years, the borrowers can, and typically do, pay them off sooner. Thus, the security holders frequently receive prepayments of principal in addition to the principal that is part of the regular monthly payments. A portfolio manager will consider estimated prepayment rates in calculating the average weighted maturity of the Fund. A borrower is more likely to prepay a mortgage that bears a relatively high rate of interest. This means that in times of declining interest rates, higher yielding mortgage-backed securities held by the Fund might be converted to cash and that Fund will be forced to accept lower interest rates when that cash is used to purchase additional securities in the mortgage-backed securities sector or in other investment sectors. Additionally, prepayments during such periods will limit the Fund's ability to participate in as large a market gain as may be experienced with a comparable security not subject to prepayment.

         MUNICIPAL SECURITIES. The Balanced Fund may invest in municipal securities issued by states, territories and possessions of the United States and the District of Columbia. The value of municipal obligations can be affected by changes in their actual or perceived credit quality. The credit quality of municipal obligations can be affected by, among other things, the financial condition of the issuer or guarantor, the issuer's future borrowing plans and sources of revenue, the economic feasibility of the revenue bond project or general borrowing purpose, political or economic developments in the region where the security is issued, and the liquidity of the security. Because municipal securities are generally traded over-the-counter, the liquidity of a particular issue often depends on the willingness of dealers to make a market in the security. The liquidity of some municipal obligations may be enhanced by demand features, which would enable the Fund to demand payment on short notice from the issuer or a financial intermediary. Such securities must be rated at least A by Standard & Poor's or Moody's.

         The Fund may purchase insured municipal debt in which scheduled payments of interest and principal are guaranteed by a private, non-governmental or governmental insurance company. The insurance does not guarantee the market value of the municipal debt or the value of the shares of the Fund.

         Securities of issuers of municipal obligations are subject to the provisions of bankruptcy, insolvency and other laws affecting the rights and remedies of creditors, such as the Bankruptcy Reform Act of 1978. In addition, the obligations of such issuers may become subject to laws enacted in the future by Congress, state legislatures or referenda extending the time for payment of principal or interest, or imposing other constraints upon enforcement of such obligations or upon the ability of municipalities to levy taxes. Furthermore, as a result of legislation or other conditions, the power or ability of any issuer to pay, when due, the principal of and interest on its municipal obligations may be materially affected.

         MORAL OBLIGATION SECURITIES. Municipal securities may include "moral obligation" securities which are usually issued by special purpose public authorities. If the issuer of moral obligation bonds cannot fulfill its financial responsibilities from current revenues, it may draw upon a reserve fund, the restoration of which is a moral commitment but not a legal obligation of the state or municipality which created the issuer.

         INDUSTRIAL DEVELOPMENT AND POLLUTION CONTROL BONDS. The Balanced Fund may invest in tax exempt industrial development bonds and pollution control bonds which, in most cases, are revenue bonds and generally are not payable from the unrestricted revenues of an issuer. They are issued by or on behalf of public authorities to raise money to finance privately operated facilities for business, manufacturing, housing, sport complexes, and pollution control. Consequently, the credit quality of these securities depend upon the ability of the user of the facilities financed by the bonds and any guarantor to meet its financial obligations.

         MUNICIPAL LEASE OBLIGATIONS. The Balanced Fund may invest in lease obligations or installment purchase contract obligations of municipal authorities or entities ("municipal lease obligations"). Although lease obligations do not constitute general obligations of the municipality for which its taxing power is pledged, a lease obligation is ordinarily backed by the municipality's covenant to budget for, appropriate and make the payment due under the lease obligation. The Fund may also purchase "certificates of participation," which are securities issued by a particular municipality or municipal authority to evidence a proportionate interest in base rental or lease payments relating to a specific project to be made by the municipality, agency or authority. However, certain lease obligations contain "non-appropriation" clauses which provide that the municipality has no obligation to make lease or installment purchase payments in any year unless money is appropriated for such purpose for such year. Although "non-appropriation" lease obligations are secured by the leased property, disposition of the property in the event of default and foreclosure might prove difficult. In addition, these securities represent a relatively new type of financing and certain lease obligations may therefore be considered to be illiquid securities.

         SHORT-TERM OBLIGATIONS. The Balanced Fund may invest in short-term municipal obligations. These securities include the following:

         Tax Anticipation Notes are used to finance working capital needs of municipalities and are issued in anticipation of various seasonal tax revenues, to be payable from these specific future taxes. They are usually general obligations of the issuer, secured by the taxing power of the municipality for the payment of principal and interest when due.

         Revenue Anticipation Notes are issued in expectation of receipt of other kinds of revenue, such as federal revenues available under the Federal Revenue Sharing Program. They also are usually general obligations of the issuer.

         Bond Anticipation Notes normally are issued to provide interim financing until long-term financing can be arranged. The long-term bonds then provide the money for the repayment of the notes.

         Construction Loan Notes are sold to provide construction financing for specific projects. After successful completion and acceptance, many such projects receive permanent financing through FNMA or GNMA.

         Short-Term Discount Notes (tax-exempt commercial paper) are short-term (365 days or less) promissory notes issued by municipalities to supplement their cash flow.

         MORTGAGE-BACKED SECURITIES The Balanced Fund may purchase mortgage-backed securities issued by government and non-government entities such as banks, mortgage lenders, or other financial institutions. A mortgage-backed security may be an obligation of the issuer backed by a mortgage or pool of mortgages or a direct interest in an underlying pool of mortgages. Some mortgage-backed securities, such as collateralized mortgage obligations or CMOs, make payments of both principal and interest at a variety of intervals; others make semiannual interest payments at a predetermined rate and repay principal at maturity (like a typical bond). Mortgage-backed securities are based on various types of mortgages, including those on commercial real estate or residential properties. Other types of mortgage-backed securities will likely be developed in the future, and the Fund may invest in them if the Investment Manager determines they are consistent with the Fund's investment objectives and policies.

         The value of a mortgage-backed security may change due to shifts in the market's perceptions of the issuer. In addition, regulatory or tax changes may adversely affect the mortgage securities market as a whole. Mortgage-backed securities are subject to prepayment risk as described above under "Pass Through Securities." Prepayment, which occurs when unscheduled or early payments are made on the underlying mortgages, may shorten the effective maturities of these securities and may lower their total returns. The Fund will invest in CMOs and mortgage-backed securities only if the Investment Manager determines that they are marketable.

         FOREIGN MORTGAGE-RELATED SECURITIES. Foreign mortgage-related securities are interests in pools of mortgage loans made to residential home buyers domiciled in a foreign country. These include mortgage loans made by trust and mortgage loan companies, credit unions, chartered banks, and others. Pools of mortgage loans are assembled as securities for sale to investors by various governmental, government-related and private organizations (e.g. Canada Mortgage and Housing Corporation and First Australian National Mortgage Acceptance Corporation Limited). The mechanics of these mortgage-related securities are generally the same as those issued in the United States. However, foreign mortgage markets may differ materially from the U.S. mortgage market with respect to matters such as the sizes of loan pools, pre-payment experience, and maturities of loans.

         ASSET-BACKED SECURITIES The Balanced Fund may purchase asset-backed securities, which include undivided fractional interests in pools of consumer loans (unrelated to mortgage loans) held in a trust. Payments of principal and interest are passed through to certificate holders and are typically supported by some form of credit enhancement, such as a letter of credit, surety bonds or limited guarantees. The degree of credit enhancement varies, but generally amounts to only a fraction of the asset-backed security's par value until exhausted. If the credit enhancement is exhausted, certificate holders may experience losses or delays in payment if the required payments of principal and interest are not made to the trust with respect to the underlying loans. The value of these securities also may change because of changes in the market's perception of the creditworthiness of the servicing agent for the loan pool, the originator of the loans, or the financial institution providing the credit enhancement. Asset-backed securities ultimately depend upon payment of consumer loans by individuals, and the certificate holder generally has no recourse to the entity that originated the loans. The underlying loans are subject to prepayments which shorten the securities' weighted average life and may lower their returns. (As prepayments flow through at par, total returns would be affected by the prepayments; if a security were trading at a premium, its total return would be lowered by prepayments, and if a security were trading at a discount, its total return would be increased by prepayments.) The Fund will invest in asset backed securities only if the Investment Manager determines that they are marketable.

OTHER INCOME-PRODUCING SECURITIES

         Other types of income producing securities that the Balanced Fund may purchase include, but are not limited to, the following types of securities:

         VARIABLE OR FLOATING RATE OBLIGATIONS. These types of securities bear variable or floating interest rates and carry rights that permit holders to demand payment of the unpaid principal balance plus accrued interest from the issuers of certain financial intermediaries. Floating rate instruments have interest rates that change whenever there is a change in a designated base rate while variable rate instruments provide for a specified periodic adjustment in the interest rate. These arrangements are designed to result in a market value for the instrument that approximates its par value.

         STANDBY COMMITMENTS. These instruments, which are similar to a put, give the Fund the option to obligate a broker, dealer or bank to repurchase a security held by the Fund at a specified price.

         TENDER OPTION BONDS. Tender option bonds are relatively long-term bonds that are coupled with the agreement of a third party (such as a broker, dealer, or bank) to grant the holders of such securities the option to tender the securities to the institution at periodic intervals.

         INVERSE FLOATERS. Inverse floaters are debt instruments whose interest bears an inverse relationship to the interest rate on another security or an index.

         The Fund will purchase standby commitments, tender option bonds, inverse floaters and instruments with demand features primarily for the purpose of increasing the liquidity of their portfolios.

         INDEX AND CURRENCY-LINKED SECURITIES. The Fund may invest in "index-linked" or "commodity-linked" notes, which are debt securities of companies that call for interest payments and/or payment at maturity in different terms than the typical note where the borrower agrees to make fixed interest payments and to pay a fixed sum at maturity. Principal and/or interest payments on an index-linked note depend on the performance of one or more market indices, such as the S&P 500 Index or a weighted index of commodity futures such as crude oil, gasoline and natural gas. The Fund may also invest in "equity linked" and "currency-linked" debt securities. At maturity, the principal amount of an equity-linked debt security is exchanged for common stock of the issuer or is payable in an amount based on the issuer's common stock price at the time of maturity. Currency-linked debt securities are short-term or intermediate term instruments having a value at maturity, and/or an interest rate, determined by reference to one or more foreign currencies. Payment of principal or periodic interest may be calculated as a multiple of the movement of one currency against another currency, or against an index.

         Index floaters and index and currency-linked securities are derivative instruments which may entail substantial risks. Such instruments may be subject to significant price volatility. The company issuing the instrument may fail to pay the amount due on maturity. The underlying investment or security may not perform as expected by the Investment Manager. Markets, underlying securities and indexes may move in a direction that was not anticipated by the Investment Manager. Performance of the derivatives may be influenced by interest rate and other market changes in the U.S. and abroad. Certain derivative instruments may be illiquid.


CONVERTIBLE SECURITIES AND WARRANTS

         Each Fund may invest in convertible securities and warrants. The value of a convertible security is a function of its "investment value" (determined by its yield in comparison with the yields of other securities of comparable maturity and quality that do not have conversion privilege) and its "conversion value" (the security's worth, at market value, if converted into the underlying common stock). The credit standing of the issuer and other factors may also affect the investment value of a convertible security. The conversion value of a convertible security is determined by the market price of the underlying common stock. If the conversion value is low relative to the investment value, the price of the convertible security is governed principally by its investment value. To the extent the market price of the underlying common stock approaches or exceeds the conversion price, the price of the convertible security will be increasingly influenced by its conversion value.

         As a matter of operating policy, no Fund will invest more than 5% of its net assets in warrants. A warrant gives the holder a right to purchase at any time during a specified period a predetermined number of shares of common stock at a fixed price. Unlike convertible debt, securities or preferred stock, warrants do not pay a fixed dividend. Investments in warrants involve certain risks, including the possible lack of a liquid market for resale of the warrants, potential price fluctuations as a result of speculation or other factors, and failure of the price of the underlying security to reach or have reasonable prospects of reaching a level at which the warrant can be prudently exercised (in which event the warrant may expire without being exercised) resulting in a loss of the Fund's entire investment therein.


SYNTHETIC CONVERTIBLE SECURITIES

         Each Fund may invest in "synthetic" convertible securities, which are derivative positions composed of two or more different securities whose investment characteristics, taken together, resemble those of convertible securities. For example, a Fund may purchase a non-convertible debt security and a warrant or option, which enables a Fund to have a convertible-like position with respect to a company, group of companies or stock index. Synthetic convertible securities are typically offered by financial institutions and investment banks in private placement transactions. Upon conversion, the Fund generally receives an amount in cash equal to the difference between the conversion price and the then current value of the underlying security. Unlike a true convertible security, a synthetic convertible comprises two or more separate securities, each with its own market value. Therefore, the market value of a synthetic convertible is the sum of the values of its fixed-income component and its convertible component. For this reason, the values of a synthetic convertible and a true convertible security may respond differently to market fluctuations. A Fund only invests in synthetic convertibles with respect to companies whose corporate debt securities are rated "A" or higher by Moody's or Standard & Poor's and will not invest more than 15% of its net assets in such synthetic securities and other illiquid securities.


PREFERRED STOCK

         Each Fund may purchase preferred stock. Preferred stock, unlike common stock, offers a stated dividend rate payable from a corporation's earnings. Such preferred stock dividends may be cumulative or non-cumulative, participating, or auction rate. If interest rates rise, the fixed dividend on preferred stocks may be less attractive, causing the price of preferred stocks to decline. Preferred stock may have mandatory sinking fund provisions, as well as call/redemption provisions prior to maturity, a negative feature when interest rates decline. Dividends on some preferred stock may be "cumulative," requiring all or a portion of prior unpaid dividends to be paid prior to payment of dividends on the issuer's common stock. Preferred stock also generally has a preference over common stock on the distribution of a corporation's assets in the event of liquidation of the corporation, and may be "participating," which means that it may be entitled to a dividend exceeding the stated dividend in certain cases. The rights of the holders of preferred stock on the distribution of a corporation's assets in the event of a liquidation are generally subordinate to the rights associated with a corporation's debt securities.


BORROWING MONEY

         From time to time, it may be advantageous for a Fund to borrow money rather than sell portfolio securities to raise the cash to meet redemption requests. In order to meet such redemption requests, each Fund may borrow from banks or enter into reverse repurchase agreements. Each Fund may also borrow up to 5% of the value of its total assets for temporary or emergency purposes other than to meet redemptions. However, the Funds will not borrow money for leveraging purposes. A Fund may continue to purchase securities while borrowings are outstanding. The 1940 Act permits a Fund to borrow only from banks and only to the extent that the value of its total assets, less its liabilities other than borrowings, is equal to at least 300% of all borrowings (including the proposed borrowing), and requires the Fund to take prompt action to reduce its borrowings if this limit is exceeded. For the purpose of the 300% borrowing limitation, reverse repurchase transactions are considered to be borrowings (except for the Europe Fund).

         A reverse repurchase agreement involves a transaction by which a borrower (such as a Fund) sells a security to a purchaser (a member bank of the Federal Reserve System or a broker-dealer deemed creditworthy pursuant to standards adopted by the Board of Directors of the Capital Company, the Global Company or the Investment Company, as applicable (each, a "Board of Directors" or collectively, the "Boards of Directors"), and simultaneously agrees to repurchase the security at an agreed-upon price on an agreed-upon date within a number of days (usually not more than seven) from the date of purchase.

"ROLL" TRANSACTIONS

         The Balanced Fund may enter into "roll" transactions, which are the sale of GNMA certificates and other securities together with a commitment to purchase similar, but not identical, securities at a later date from the same party. During the roll period, the Fund forgoes principal and interest paid on the securities. The Fund is compensated by the difference between the current sales price and the forward price for the future purchase, as well as by the interest earned on the cash proceeds of the initial sale. Like when-issued securities or firm commitments, roll transactions involve the risk that the market value of the securities sold by the Fund may decline below the price at which the Fund is committed to purchase similar securities. Additionally, in the event the buyer of securities under a roll transaction files for bankruptcy or becomes insolvent, the Fund's use of the proceeds of the transactions may be restricted pending a determination by the other party, or its trustee or receiver, whether to enforce the Fund's obligation to repurchase the securities.

         The Fund will engage in roll transactions for the purpose of acquiring securities for its portfolio consistent with its investment objective and policies and not for investment leverage. Nonetheless, roll transactions are speculative techniques and are considered to be the economic equivalent of borrowings by the Fund. To avoid leverage, the Fund will establish a segregated account with its Custodian in which it will maintain liquid assets in an amount sufficient to meet its payment obligations with respect to these transactions. The Fund will not enter into roll transactions if, as a result, more than 50% of the Fund's net assets would be segregated to cover such contracts.


LENDING PORTFOLIO SECURITIES

         Each Fund is authorized to make loans of portfolio securities, for the purpose of realizing additional income, to broker-dealers or other institutional investors deemed creditworthy pursuant to standards adopted by its Board of Directors. The borrower must maintain with the Fund's custodian collateral consisting of cash, U.S. Government securities or other liquid debt or equity securities equal to at least 100% of the value of the borrowed securities, plus any accrued interest. The Fund will receive any interest paid on the loaned securities, and a fee and/or a portion of the interest earned on the collateral, less any fees and administrative expenses associated with the loan.


INVESTMENT IN ILLIQUID SECURITIES

         Each Fund may invest up to 15% (10% for the International Fund) of the value of its net assets in illiquid securities. Securities may be considered illiquid if a Fund cannot reasonably expect to receive approximately the amount at which the Fund values such securities within seven days. The Investment Manager has the authority to determine whether certain securities held by a Fund are liquid or illiquid pursuant to standards adopted by the Boards of Directors.

         The Investment Manager takes into account a number of factors in reaching liquidity decisions, including, but not limited to: the listing of the security on an exchange or national market system; the frequency of trading in the security; the number of dealers who publish quotes for the security; the number of dealers who serve as market makers for the security; the apparent number of other potential purchasers; and the nature of the security and how trading is effected (e.g., the time needed to sell the security, how offers are solicited, and the mechanics of transfer).

         The Funds' investments in illiquid securities may include securities that are not registered for resale under the Securities Act of 1933 (the "Securities Act"), and therefore are subject to restrictions on resale. When a Fund purchases unregistered securities, it may, in appropriate circumstances, obtain the right to register such securities at the expense of the issuer. In such cases there may be a lapse of time between the Fund's decision to sell any such security and the registration of the security permitting sale. During any such period, the price of the security will be subject to market fluctuations.

         The fact that there are contractual or legal restrictions on resale of certain securities to the general public or to certain institutions may not be indicative of the liquidity of such investments. If such securities are subject to purchase by institutional buyers in accordance with Rule 144A under the Securities Act, the Investment Manager may determine in particular cases, pursuant to standards adopted by the Boards of Directors, that such securities are not illiquid securities notwithstanding the legal or contractual restrictions on their resale. Investing in Rule 144A securities could have the effect of increasing a Fund's illiquidity to the extent that qualified institutional buyers become, for a time, uninterested in purchasing such securities.


CASH-EQUIVALENT INSTRUMENTS

         Other than as described under INVESTMENT RESTRICTIONS below, the Funds are not restricted with regard to the types of cash-equivalent investments they may make. When the Investment Manager believes that such investments are an appropriate part of a Fund's overall investment strategy, the Fund may hold or invest, for investment purposes, a portion of its assets in any of the following, denominated in U.S. dollars, foreign currencies, or multinational currencies: cash; short-term U.S. or foreign government securities; commercial paper rated at least A-2 by Standard & Poor's or P-2 by Moody's certificates of deposit or other deposits of banks deemed creditworthy by the Investment Manager pursuant to standards adopted by each Company's Board of Directors; time deposits; bankers' acceptances; and repurchase agreements related to any of the foregoing. In addition, for temporary defensive purposes under abnormal market or economic conditions, a Fund may invest up to 100% of its assets in such cash-equivalent investments.

         A certificate of deposit is a short-term obligation of a commercial bank. A bankers' acceptance is a time draft drawn on a commercial bank by a borrower, usually in connection with international commercial transactions. A repurchase agreement involves a transaction by which an investor (such as a Fund) purchases a security and simultaneously obtains the commitment of the seller (a member bank of the Federal Reserve System or a securities dealer deemed creditworthy by the Investment Manager pursuant to standards adopted by the Board of Directors) to repurchase the security at an agreed-upon price on an agreed-upon date within a number of days (usually not more than seven) from the date of purchase.


PORTFOLIO TURNOVER

         Securities in a Fund's portfolio will be sold whenever the Investment Manager believes it is appropriate to do so, regardless of the length of time that securities have been held, and securities may be purchased or sold for short-term profits whenever the Investment Manager believes it is appropriate or desirable to do so. Turnover will be influenced by sound investment practices, a Fund's investment objective, and the need for funds for the redemption of a Fund's shares, although the Tax Managed Growth Fund will also be influenced by its strategy of holding securities long enough to avoid higher, short-term capital gains taxes, selling shares with a higher cost basis first, and offsetting gains realized in one security by selling another security at a capital loss. In an attempt to minimize capital gains on other holdings, the Tax Managed Growth Fund may also realize accrued losses on some stocks.

         For example, a 150% portfolio turnover rate would occur if the value of purchases or sales of portfolio securities (whichever is less) by a Fund for a year (excluding purchases of U.S. Treasury issues and securities with a maturity of one year or less) were equal to 150% of the average monthly value of the securities held by the Fund during such year. As a result of the manner in which turnover is measured, a high turnover rate could also occur during the first year of a Fund's operations, and during periods when a Fund's assets are growing or shrinking. A high portfolio turnover rate would increase a Fund's brokerage commission expenses and other transaction costs, and may increase its taxable capital gains.

RISK CONSIDERATIONS


INVESTMENTS IN FOREIGN SECURITIES GENERALLY

         Investments in foreign securities may offer investment opportunities and potential benefits not available from investments solely in securities of U.S. issuers. Such benefits may include higher rates of interest on debt securities than are available from domestic issuers, the opportunity to invest in foreign issuers that appear, in the opinion of the Investment Manager, to offer better opportunity for long-term capital appreciation than investments in securities of U.S. issuers, the opportunity to invest in foreign countries with economic policies or business cycles different from those of the United States and the opportunity to reduce fluctuations in portfolio value by taking advantage of foreign markets that do not necessarily move in a manner parallel to U.S. stock markets.

         At the same time, however, investing in foreign securities involves significant risks, some of which are not typically associated with investing in securities of U.S. issuers. For example, the value of investments in such securities may fluctuate based on changes in the value of one or more foreign currencies relative to the U.S. dollar, and a change in the exchange rate of one or more foreign currencies could reduce the value of certain portfolio securities. Currency exchange rates may fluctuate significantly over short periods of time, and are generally determined by the forces of supply and demand and other factors beyond a Fund's control. Changes in currency exchange rates may, in some circumstances, have a greater effect on the market value of a security than changes in the market price of the security. To the extent that a substantial portion of a Fund's total assets is denominated or quoted in the currency of a foreign country, the Fund will be more susceptible to the risk of adverse economic and political developments within that country. As discussed above, each Fund may employ certain investment techniques to hedge its foreign currency exposure; however, such techniques also entail certain risks.

         In addition, information about foreign issuers may be less readily available than information about domestic issuers. Foreign issuers generally are not subject to accounting, auditing, and financial reporting standards or to other regulatory practices and requirements comparable to those applicable to U.S. issuers. Furthermore, with respect to certain foreign countries, the possibility exists of expropriation, nationalization, revaluation of currencies, confiscatory taxation, and limitations on foreign investment and the use or removal of funds or other assets of a Fund, including the withholding of tax on interest, dividends and other distributions and limitations on the repatriation of currencies. In addition, a Fund may experience difficulties or delays in obtaining or enforcing judgments. Foreign securities may be subject to foreign government taxes that could reduce the yield and total return on such securities.

         Foreign equity securities may be traded on an exchange in the issuer's country, an exchange in another country, or over-the-counter in one or more countries. Most foreign securities markets, including over-the-counter markets, have substantially less volume than U.S. securities markets, and the securities of many foreign issuers may be less liquid and more volatile than securities of comparable U.S. issuers. In addition, there is generally less government regulation of securities markets, securities exchanges, securities dealers, and listed and unlisted companies in foreign countries than in the United States.

         Foreign markets also have different clearance and settlement procedures, and in certain markets there have been times when settlements have been unable to keep pace with the volume of securities transactions, making it difficult to conduct and complete such transactions. Inability to dispose of a portfolio security caused by settlement problems could result either in losses to a Fund due to subsequent declines in the value of the portfolio security or, if a Fund has entered into a contract to sell that security, could result in possible liability of the Fund to the purchaser. Delays in settlement could adversely affect a Fund's ability to implement its investment strategies and to achieve its investment objectives.

         In addition, the costs associated with transactions in securities traded on foreign markets or of foreign issuers, and the expense of maintaining custody of such securities with foreign custodians, generally are higher than the costs associated with transactions in U.S. securities on U.S. markets. Investments in foreign securities may result in higher expenses due to the cost of converting foreign currency to U.S. dollars, the payment of fixed brokerage commissions on foreign exchanges, the expense of maintaining securities with foreign custodians and the imposition of transfer taxes or transaction charges associated with foreign exchanges.

         Investment in debt securities of supranational organizations involves additional risks. Such organizations' debt securities generally are not guaranteed by their member governments, and payment depends on their financial solvency and/or the willingness and ability of their member governments to support their obligations. Continued support of a supranational organization by its government members is subject to a variety of political, economic and other factors, as well as the financial performance of the organization.


DEPOSITARY RECEIPTS

         In many respects, the risks associated with investing in depositary receipts are similar to the risks associated with investing in foreign equity securities directly. Therefore, for purposes of each Fund's investment policies and restrictions, they are treated as foreign equity securities, based on the country in which the underlying issuer is organized or headquartered. In addition, to the extent that a Fund acquires depositary receipts through banks that do not have a contractual relationship with the foreign issuer of the security underlying the depositary receipts to issue and service depositary receipts, there may be an increased possibility that the Fund would not become aware of and be able to respond to corporate actions, such as stock splits or rights offerings, involving the foreign issuer in a timely manner.

         The information available for American Depositary Receipts ("ADRs") sponsored by the issuers of the underlying securities is subject to the accounting, auditing, and financial reporting standards of the domestic market or exchange on which they are traded, which standards generally are more uniform and more exacting than those to which many non-domestic issuers may be subject. However, some ADRs are sponsored by persons other than the issuers of the underlying securities. Issuers of the stock on which such ADRs are based are not obligated to disclose material information in the United States. The information that is available concerning the issuers of the securities underlying European Depositary Receipts ("EDRs") and Global Depositary Receipts ("GDRs") may be less than the information that is available about domestic issuers, and EDRs and GDRs may be traded in markets or on exchanges that have lesser standards than those applicable to the markets for ADRs.

         A depositary receipt will be treated as an illiquid security for purposes of a Fund's restriction on the purchases of such securities unless the depositary receipt is convertible into cash by the Fund within seven days.


EMERGING MARKET SECURITIES

         There are special risks associated with investments in securities of companies organized or headquartered in developing countries with emerging markets that are in addition to the usual risks of investing in securities of issuers located in developed foreign markets around the world, and investors in the Funds are strongly advised to consider those risks carefully. The securities markets of emerging market countries are substantially smaller, less developed, less liquid, and more volatile than the securities markets of the United States and developed foreign markets. As a result, the prices of emerging market securities may increase or decrease much more rapidly and much more dramatically than the prices of securities of issuers located in developed foreign markets. Disclosure and regulatory standards in many respects are less stringent than in the United States and developed foreign markets. There also may be a lower level of monitoring and regulation of securities markets in emerging market countries and the activities of investors in such markets, and enforcement of existing regulations has been extremely limited.

         Many emerging market countries have experienced substantial, and in some periods extremely high, rates of inflation for many years. Inflation and rapid fluctuations in inflation rates have had and may continue to have very negative effects on the economies and securities markets of certain emerging market countries. Economies in emerging markets generally are heavily dependent upon international trade and, accordingly, have been and may continue to be affected adversely by trade barriers, exchange controls, managed adjustments in relative currency values, and other protectionist measures imposed or negotiated by the countries with which they trade. These economies also have been and may continue to be adversely affected by economic conditions in the countries with which they trade. In addition, custodial services and other costs related to investment in foreign markets may be more expensive in emerging markets than in many developed foreign markets, which could reduce the Funds' investment returns from such securities.

         In many cases, governments of emerging market countries continue to exercise a significant degree of control over the economies of such countries, and government actions relative to the economy, as well as economic developments generally, also may have a major effect on an issuer's prospects. In addition, certain of such governments have in the past failed to recognize private property rights and have at times naturalized or expropriated the assets of private companies. There is also a heightened possibility of confiscatory taxation, imposition of withholding taxes on dividend and interest payments, or other similar developments that could affect investments in those countries. As a result, there can be no assurance that adverse political changes will not cause a Fund to suffer a loss with respect to any of its holdings. In addition, political and economic structures in many of such countries may be undergoing significant evolution and rapid development, and such countries may lack the social, political and economic stability characteristics of more developed countries. Unanticipated political or social developments may affect the values of a Fund's investments in those countries and the availability of additional investments in those countries.


INVESTMENTS IN SMALLER COMPANIES

         Investment in the securities of companies with smaller market capitalizations involves greater risk and the possibility of greater portfolio price volatility than investing in larger capitalization companies. The securities of small-sized concerns, as a class, have shown market behavior which has had periods of more favorable results, and periods of less favorable results, relative to securities of larger companies as a class. For example, smaller capitalization companies may have less certain growth prospects, and may be more sensitive to changing economic conditions, than large, more established companies. Moreover, smaller capitalization companies often face competition from larger or more established companies that have greater resources. In addition, the smaller capitalization companies in which a Fund may invest may have limited or unprofitable operating histories, limited financial resources, and inexperienced management. Furthermore, securities of such companies are often less liquid than securities of larger companies, and may be subject to erratic or abrupt price movements. To dispose of these securities, a Fund may have to sell them over an extended period of time below the original purchase price. Investments in smaller capitalization companies may be regarded as speculative.

         Securities issued by companies (including predecessors) that have operated for less than three years may have limited liquidity, which can result in their prices being lower than might otherwise be the case. In addition, investments in such companies are more speculative and entail greater risk than do investments in companies with established operating records.


CONVERTIBLE SECURITIES

         Investment in convertible securities involves certain risks. The value of a convertible security is a function of its "investment value" (determined by its yield in comparison with the yields of other securities of comparable maturity and quality that do not have a conversion privilege) and its "conversion value" (the security's worth, at market value, if converted into the underlying stock). If the conversion value is low relative to the investment value, the price of the convertible security will be governed principally by its yield, and thus may not decline in price to the same extent as the underlying stock; to the extent the market price of the underlying common stock approaches or exceeds the conversion price, the price of the convertible security will be influenced increasingly by its conversion value. A convertible security held by a Fund may be subject to redemption at the option of the issuer at a price established in the instrument governing the convertible security, in which event the Fund will be required to permit the issuer to redeem the security, convert it into the underlying common stock, or sell it to a third party.


BELOW INVESTMENT GRADE DEBT SECURITIES

         The Emerging Markets Fund and the Balanced Fund may invest up to 5% of their total assets in debt securities rated below "Baa" by Moody's, below "BBB" by Standard & Poor's, or investment grade by another recognized rating agency or, if unrated, judged by the Investment Manager to be of comparable quality, if the Investment Manager believes that the financial condition of the issuer or the protection afforded to the particular securities is stronger than would otherwise be indicated by such low ratings or the lack thereof. Debt securities rated below investment grade or equivalent ratings, commonly referred to as "junk bonds," are subject to greater risk of loss of income and principal than higher-rated bonds and are considered to be predominantly speculative with respect to the issuer's capacity to pay interest and repay principal, which may in any case decline during sustained periods of deteriorating economic conditions or rising interest rates. Junk bonds are generally considered to be subject to greater market risk in times of deteriorating economic conditions, and to wider market and yield fluctuations, than higher-rated securities. Junk bonds may also be more susceptible to real or perceived adverse economic and competitive industry conditions than investment grade securities. The market for such securities may be thinner and less active than that for higher-rated securities, which can adversely affect the prices at which these securities can be sold. To the extent that there is no established secondary market for lower-rated securities, a Fund may experience difficulty in valuing such securities and, in turn, its assets. In addition, adverse publicity and investor perceptions about junk bonds, whether or not based on fundamental analysis, may tend to decrease the market value and liquidity of such securities. The Investment Manager will try to reduce the risk inherent in a Fund's investments in such securities through credit analysis, diversification and attention to current developments and trends in interest rates and economic conditions. However, there can be no assurance that losses will not occur. Since the risk of default is higher for lower-rated bonds, the Investment Manager's research and credit analysis are a correspondingly more important aspect of its program for managing a Fund's investments in such debt securities. The Investment Manager will attempt to identify those issuers of high-yielding securities whose financial conditions are adequate to meet future obligations, or have improved or are expected to improve in the future.

         Credit ratings evaluate the safety of principal and interest payments of securities, not their market value. The rating of an issuer is also heavily weighted by past developments and does not necessarily reflect probable future conditions. There is frequently a lag between the time a rating is assigned and the time it is updated. As credit rating agencies may fail to timely change credit ratings of securities to reflect subsequent events, the Investment Manager will also monitor issuers of such securities to determine if such issuers will have sufficient cash flow and profits to meet required principal and interest payments and to assure their liquidity.


DELAYED-DELIVERY TRANSACTIONS

         Each of the Funds (other than the Europe Fund) may buy and sell securities on a delayed-delivery or when-issued basis. These transactions involve a commitment by a Fund to purchase or sell specific securities at a predetermined price and/or yield, with payment and delivery taking place after the customary settlement period for that type of security (and more than seven days in the future). Typically, no interest accrues to the purchaser until the security is delivered. A Fund may receive fees for entering into delayed-delivery transactions. When purchasing securities on a delayed-delivery basis, a Fund assumes the rights and risks of ownership, including the risk of price and yield fluctuations. Because a Fund is not required to pay for securities until the delivery date, these risks are in addition to the risks associated with the Fund's other investments. If a Fund remains substantially fully invested at a time when delayed-delivery purchases are outstanding, the delayed-delivery purchases may result in a form of leverage. When delayed-delivery purchases are outstanding, a Fund will set aside appropriate liquid assets in a segregated custodial account to cover its purchase obligations. When a Fund has sold a security on a delayed-delivery basis, the Fund does not participate in further gains or losses with respect to the security. If the other party to a delayed-delivery transaction fails to deliver or pay for the securities, the Fund could miss a favorable price or yield opportunity, or could suffer a loss. A Fund may dispose of or renegotiate delayed-delivery transactions after they are entered into, and may sell underlying securities before they are delivered, which may result in capital gains or losses.


OPTIONS

         There are several risks associated with transactions in options on securities, currencies and financial indices. Options may be more volatile than the underlying instruments, and therefore, on a percentage basis, an investment in options may be subject to greater fluctuation than an investment in the underlying instruments themselves. There are also significant differences between the securities and options markets that could result in an imperfect correlation between these markets, causing a given transaction not to achieve its objective. In addition, a liquid secondary market for particular options may be absent for reasons which include the following: there may be insufficient trading interest in certain options; restrictions may be imposed by an exchange on opening transactions or closing transactions or both; trading halts, suspensions or other restrictions may be imposed with respect to particular classes or series of options or underlying instruments; unusual or unforeseen circumstances may interrupt normal operations on an exchange; the facilities of an exchange or clearing corporation may not at all times be adequate to handle current trading volume; or one or more exchanges could, for economic or other reasons, decide, or be compelled at some future date, to discontinue the trading of options (or a particular class or series of options), in which event the secondary market on that exchange (or in that class or series of options) would cease to exist, although outstanding options that had been issued by a clearing corporation as a result of trades on that exchange would continue to be exercisable in accordance with their terms.

         A decision as to whether, when and how to use options involves the exercise of skill and judgment, and even a well-conceived transaction may be unsuccessful to some degree because of market behavior or unexpected events.

         In addition, when trading options on foreign exchanges, many of the protections afforded to participants in U.S. option exchanges will not be available. For example, there may be no daily price fluctuation limits in such exchanges or markets, and adverse market movements could therefore continue to an unlimited extent over a period of time. Although the purchaser of an option cannot lose more than the amount of the premium plus related transaction costs, this entire amount could be lost.

         Potential losses to the writer of an option are not limited to the loss of the option premium received by the writer, and thus may be greater than the losses incurred in connection with the purchasing of an option.


FUTURES TRANSACTIONS

         There are several risks in connection with the use of futures contracts in the Funds. One risk arises because the correlation between movements in the price of a futures contract and movements in the price of the security or currency which is the subject of the hedge is not always perfect. The price of the futures contract acquired by a Fund may move more than, or less than, the price of the security or currency being hedged. If the price of the future moves less than the price of the security or currency which is the subject of the hedge, the hedge will not be fully effective but, if the price of the security or currency being hedged has moved in an unfavorable direction, the Fund would be in a better position than if it had not hedged at all. If the price of the security or currency being hedged has moved in a favorable direction, this advantage will be partially offset by movement in the value of the future. If the price of the futures contract moves more than the price of the security or currency, the Fund will experience either a loss or a gain on the futures contract which will not be completely offset by movements in the price of the security or currency which is the subject of the hedge.

         To compensate for the imperfect correlation of movements in the price of a security or currency being hedged and movements in the price of the futures, a Fund may buy or sell futures contracts in a greater dollar amount than the dollar amount of the security or currency being hedged, if the historical volatility of the price of such security or currency has been greater than the historical volatility of the security or currency. Conversely, a Fund may buy or sell fewer futures contracts if the historical volatility of the price of the security or currency being hedged is less than the historical volatility of the security or currency.

         Because of the low margins required, futures trading involves a high degree of leverage. As a result, a relatively small investment in a futures contract by a Fund may result in immediate and substantial loss, or gain, to the Fund. A purchase or sale of a futures contract may result in losses in excess of the initial margin for the futures contract. However, the Fund would have sustained comparable losses if, instead of the futures contract, it had invested in the underlying financial instrument and sold the instrument after the decline.

         When futures are purchased by a Fund to hedge against a possible unfavorable movement in a currency exchange rate before the Fund is able to invest its cash (or cash equivalents) in stock or debt instruments in an orderly fashion, it is possible that the currency exchange rate may move in a favorable manner instead. If the Fund then decides not to invest in stock or debt instruments at that time because of concern as to possible further market decline or for other reasons, the Fund will realize a loss on the futures contract that is not offset by a reduction in the price of securities purchased.

         In addition to the possibility that there may be an imperfect correlation, or no correlation at all, between movements in the futures and the security or currency which is the subject of a hedge, the price of futures contracts may not correlate perfectly with movements in the index or currency due to certain market distortions. First, all participants in the futures market are subject to margin deposit and maintenance requirements. Rather than meeting additional margin deposit requirements, investors may close futures contracts through offsetting transactions. This practice could distort the normal relationship between the index or currency and futures markets. Second, from the point of view of speculators, the deposit requirements in the futures market may be less onerous than margin requirements in the security or currency market. Therefore, increased participation by speculators in the futures market also may cause temporary price distortions. Due to the possibility of price distortion in the futures market and because of the imperfect correlation between movements in the index or currency and movements in the price of index or currency futures, a correct forecast of general market or currency trends by the Investment Manager still may not result in a successful hedging transaction over a short time frame.

         Futures exchanges may limit the amount of fluctuation permitted in certain futures contract prices during a single trading day. Once the daily limit has been reached, no more trades may be made on that day at a price beyond the limit. The daily limit governs only price movements during a particular trading day and therefore does not limit potential losses, because the limit may prevent the liquidation of unfavorable positions.

         Compared to the use of a futures contract, the purchase of an option on a futures contract involves less potential risk to a Fund because the maximum amount at risk is the premium paid for the option (plus transaction costs). However, there may be circumstances when the use of an option on a futures contract would result in loss to a Fund when the use of a futures contract would not, such as when there is no movement in the level of an index. In addition, daily changes in the value of the option due to changes in the value of the underlying futures contract are reflected in the net asset value of the Fund.

         A Fund will only enter into futures contracts or purchase futures options that are standardized and traded on a U.S. or foreign exchange or board of trade, or similar entity, or quoted on an automated quotation system. However, there is no assurance that a liquid secondary market on an exchange or board of trade will exist for any particular futures contract or futures option or at any particular time. In such event, it may not be possible to close a futures position, and, in the event of adverse price movements, the Fund would continue to be required to make daily cash payments of variation margin. In the event futures contracts have been used to hedge a portfolio security or currency, an increase in the price of the security or currency, if any, may partially or completely offset losses on the futures contract. However, as described above, there is no guarantee that the price of the security or currency will, in fact, correlate with the movements in the futures contract and thus provide an offset to losses on a futures contract.

         Successful use of futures by the Funds is subject to the Investment Manager's ability to predict correctly movements in the direction of the security and currency markets. For example, if a Fund hedged against the possibility of a decline in the market adversely affecting stocks held in its portfolio and stock prices increased instead, the Fund would lose part or all of the benefit of the increased value of its stocks which it hedged because it would have offsetting losses in its futures positions. In addition, in such situations, if a Fund had insufficient cash, it might have to sell securities to meet daily variation margin requirements. Such sales of securities might, but would not necessarily be at increased prices which would reflect the rising market. Similarly, if a Fund purchased currency futures contracts with the intention of profiting from a favorable change in currency exchange rates, and the change was unfavorable, the Fund would incur a loss, and might have to sell securities to meet daily variation margin requirements at a time when it might be disadvantageous to do so. The Investment Manager and its predecessor have been actively engaged in the provision of investment supervisory services for institutional and individual accounts since 1970, but the skills required for the successful use of futures and options on futures are different from those needed to select portfolio securities, and the Investment Manager has limited prior experience in the use of futures or options techniques in the management of assets under its supervision.

OTHER RISK CONSIDERATIONS

         Investment in illiquid securities involves potential delays on resale as well as uncertainty in valuation. Limitations on resale may have an adverse effect on the marketability of portfolio securities, and a Fund might not be able to dispose of such securities promptly or at reasonable prices.

         A number of transactions in which the Funds may engage are subject to the risks of default by the other party to the transaction. If the seller of securities pursuant to a repurchase agreement entered into by a Fund defaults and the value of the collateral securing the repurchase agreement declines, the Fund may incur a loss. If bankruptcy proceedings are commenced with respect to the seller, realization of the collateral by the Fund may be delayed or limited. Similarly, when a Fund engages in when-issued, reverse repurchase, forward commitment and related settlement transactions, it relies on the other party to consummate the trade; failure of the other party to do so may result in the Fund incurring a loss or missing an opportunity to obtain a price the Investment Manager believed to be advantageous. The risks in lending portfolio securities, as with other extensions of secured credit, consist of a possible delay in receiving additional collateral or in recovery of the securities or possible loss of rights in the collateral should the borrower fail financially.

         Borrowing also involves special risk considerations. Interest costs of borrowings may fluctuate with changing market rates of interest and may partially offset or exceed the return earned on the borrowed funds (or on the assets that were retained rather than sold to meet the needs for which funds were borrowed). Under adverse market conditions, a Fund might have to sell portfolio securities to meet interest or principal payments at a time when fundamental investment considerations would not favor such sales. To the extent a Fund enters into reverse repurchase agreements, the Fund is subject to risks that are similar to those of borrowing.


INVESTMENT RESTRICTIONS


FUNDAMENTAL POLICIES

         Each Fund has adopted certain investment restrictions that are fundamental policies and that may not be changed without approval by the vote of a majority of the Fund's outstanding voting securities, as defined in the 1940 Act. The "vote of a majority of the outstanding voting securities" of the Fund, as defined in Section 2(a)(42) of the 1940 Act, means the vote of (i) 67% or more of the voting securities of the Fund present at any meeting, if the holders of more than 50% of the outstanding voting securities of the Fund are present or represented by proxy, or (ii) more than 50% of the outstanding voting securities of the Fund, whichever is less. In the case of the Funds other than the Europe Fund, these restrictions provide that a Fund may not:

1. Invest more than 25% of the value of its total assets in the securities of companies primarily engaged in any one industry (other than the United States of America, its agencies and instrumentalities) (this restriction does not apply to the Global Technology Fund, Global Health Care Fund, Biotechnology Fund or International Fund).

2. Acquire more than 10% of the outstanding voting securities of any one issuer.

3. Invest in companies for the purpose of exercising control or management.

4. Borrow money, except from banks to meet redemption requests or for temporary or emergency purposes; provided that borrowings for temporary or emergency purposes other than to meet redemption requests shall not exceed 5% of the value of its total assets; and provided further that total borrowings shall be made only to the extent that the value of the Fund's total assets, less its liabilities other than borrowings, is equal to at least 300% of all borrowings (including the proposed borrowing). For purposes of the foregoing limitations, reverse repurchase agreements and other borrowing transactions covered by segregated assets are considered to be borrowings. A Fund will not mortgage, pledge, hypothecate, or in any other manner transfer as security for an indebtedness any of its assets. This investment restriction shall not prohibit a Fund from engaging in futures contracts, options on futures contracts, forward foreign currency exchange transactions, and currency options.

5. Purchase securities on margin, but it may obtain such short-term credit from banks as may be necessary for the clearance of purchases and sales of securities.

6. Make loans of its funds or assets to any other person, which shall not be considered as including: (i) the purchase of a portion of an issue of publicly distributed debt securities, (ii) the purchase of bank obligations such as certificates of deposit, bankers' acceptances and other short-term debt obligations, (iii) entering into repurchase agreements with respect to commercial paper, certificates of deposit and obligations issued or guaranteed by the U.S. Government, its agencies or instrumentalities, and (iv) the loan of portfolio securities to brokers, dealers and other financial institutions where such loan is callable by the Fund at any time on reasonable notice and is fully secured by collateral in the form of cash or cash equivalents. A Fund will not enter into repurchase agreements with maturities in excess of seven days if immediately after and as a result of such transaction the value of the Fund's holdings of such repurchase agreements exceeds 10% (15%, in the case of the Tax Managed Growth
         Fund) of the value of the Fund's total assets.

7. Act as an underwriter of securities issued by other persons, except insofar as it may be deemed an underwriter under the Securities Act of 1933 in selling portfolio securities.

8. Invest more than 15% (10% for the International Fund) of the value of its net assets in securities that are illiquid (this restriction does not apply to the Balanced Fund, which is subject to a similar non-fundamental restriction.);

9. Purchase the securities of any other investment company or investment trust, except by purchase in the open market where, to the best information of the Company, no commission or profit to a sponsor or dealer (other than the customary broker's commission) results from such purchase and such purchase does not result in such securities exceeding 10% of the value of the Fund's total assets, or except when such purchase is part of a merger, consolidation, acquisition of assets, or other reorganization approved by the Fund's stockholders.

10. Purchase portfolio securities from or sell portfolio securities to the officers, directors, or other "interested persons" (as defined in the 1940 Act) of the Company, other than unaffiliated broker-dealers.

11. Purchase commodities or commodity contracts, except that the Fund may purchase securities of an issuer which invests or deals in commodities or commodity contracts, and except that the Fund may enter into futures and options contracts in accordance with the applicable rules of the CFTC.

12. Purchase or sell futures or purchase related options if, immediately thereafter, the sum of the amount of "margin" deposits on the Fund's existing futures positions and premiums paid for related options entered into for the purpose of seeking to increase total return would exceed 5% of the market value of the Fund's net assets (this restriction applies to the International Fund only);

13. Issue senior securities, except that the Fund may borrow money as permitted by restriction 4 above. This restriction shall not prohibit the Fund from engaging in short sales, options, futures and foreign currency transactions.

14. Purchase or sell real estate; provided that the Fund may invest in readily marketable securities secured by real estate or interests therein or issued by companies which invest in real estate or interests therein.

         IN THE CASE OF THE EUROPE FUND, THESE RESTRICTIONS PROVIDE THAT THE FUND MAY NOT:

1. Purchase any security (other than obligations of the Federal Republic of Germany, the German Federal Railways and the German Federal Post Office, which in the aggregate shall not represent more than 25% or more of the Fund's total assets, or obligations of the U.S. government, its agencies or instrumentalities) if as a result more than 10% of the Fund's total assets would then be invested in securities of any single issuer.

2. Invest 25% or more of the value of its total assets in a particular industry. This restriction does not apply to securities issued or guaranteed by the U.S. government, its agencies or instrumentalities, but will apply to foreign government obligations until such time as the Securities and Exchange Commission permits their exclusion.

3. Purchase more than 10% of the outstanding voting securities of any issuer.

4. Borrow money, except from banks to meet redemption requests or for temporary or emergency purposes; provided that borrowings for temporary or emergency purposes other than to meet redemption requests shall not exceed 5% of the value of its total assets; and provided further that total borrowings shall be made only to the extent that the value of the Fund's total assets, less its liabilities other than borrowings, is equal to at least 300% of all borrowings (including the proposed borrowing). For purposes of the foregoing limitations, reverse repurchase agreements and other borrowing transactions covered by segregated assets are not considered to be borrowings. The Fund will not mortgage, pledge, hypothecate, or in any other manner transfer as security for an indebtedness any of its assets. This investment restriction shall not prohibit the Fund from engaging in futures contracts, options on futures contracts, forward foreign currency exchange transactions, and currency options.

5. Purchase or sell real estate or real estate mortgage loans, except that the Fund may purchase and sell securities of companies that deal in real estate or interests therein.

6. Purchase securities on margin, except short-term credits as may be necessary or routine for the clearance or settlement of transactions, and except for margin posted in connection with hedging transactions consistent with its investment policies.

7. Underwrite securities of other issuers, except insofar as the Fund may be deemed an underwriter under the U.S. Securities Act of 1933 in selling portfolio securities.

8. Buy or sell commodities, commodity contracts or futures contracts (other than futures contracts with respect to foreign stock or bond indices or other financial indices that the Investment Manager determines are appropriate to hedge the risks associated with interest rates or general fluctuations in the value of its portfolio securities).


OPERATING POLICIES

         Each Fund has adopted certain investment restrictions that are not fundamental policies and may be changed by the Board of Directors without approval of the Fund's outstanding voting securities. In the case of the Funds other than the Europe Fund, these restrictions provide that a Fund may not:

1. Invest in interests in oil, gas, or other mineral exploration or development programs (this restriction does not apply to the Emerging Markets Fund).

2. Invest more than 5% of the value of its total assets in the securities of any issuer which has a record of less than three years of continuous operation (including the operation of any predecessor) (this restriction does not apply to the Emerging Markets Fund);

3. Participate on a joint or a joint-and-several basis in any trading account in securities (the aggregation of orders for the sale or purchase of marketable portfolio securities with other accounts under the management of the Investment Manager to save brokerage costs, or to average prices among them, is not deemed to result in a securities trading account).

4. Purchase or sell futures or purchase related options if, immediately thereafter, the sum of the amount of "margin" deposits on the Fund's existing futures positions and premiums paid for related options entered into for the purpose of seeking to increase total return would exceed 5% of the value of the Fund's net assets (this restriction does not apply to the International Fund).

5. Invest more than 15% of the value of its net assets in securities that are illiquid (this restriction applies only to the Balanced Fund; the other Funds are subject to a similar fundamental policy).

         IN THE CASE OF THE EUROPE FUND, THESE RESTRICTIONS PROVIDE THAT THE FUND MAY NOT:

1. Invest in interests in oil, gas, or other mineral exploration or development programs;

2. Participate on a joint or a joint-and-several basis in any trading account in securities (the aggregation of orders for the sale or purchase of marketable portfolio securities with other accounts under the management of the Investment Manager to save brokerage costs, or to average prices among them, is not deemed to result in a securities trading account).

3. Purchase or sell futures if, immediately thereafter, the sum of the amount of "margin" deposits on the Fund's existing futures positions would exceed 5% of the value of the Fund's total assets.

4. Invest more than 15% of the value of its net assets in securities that are illiquid.

         The Funds are also subject to other restrictions under the 1940 Act; however, the registration of the Company under the 1940 Act does not involve any supervision by any federal or other agency of the Company's management or investment practices or policies, other than incident to occasional or periodic compliance examinations conducted by the SEC staff.


EXECUTION OF PORTFOLIO TRANSACTIONS

         The Investment Manager, subject to the overall supervision of the Board of Directors of each Company, makes each Fund's investment decisions and selects the broker or dealer to be used in each specific transaction using its best judgment to choose the broker or dealer most capable of providing the services necessary to obtain the best execution of that transaction. In seeking the best execution of a transaction, the Investment Manager evaluates a wide range of criteria, including any or all of the following: the broker's commission rate, promptness, reliability and quality of executions, trading expertise, positioning and distribution capabilities, back-office efficiency, ability to handle difficult trades, knowledge of other buyers and sellers, confidentiality, capital strength and financial stability, prior performance in serving the Investment Manager and its clients, and other factors affecting the overall benefit to be received in the transaction. When circumstances relating to a proposed transaction indicate to the Investment Manager that a particular broker is in a position to obtain the best execution, the order is placed with that broker. This may or may not be a broker that has provided investment information and research services to the Investment Manager.

         Such investment information may include, among other things: a wide variety of written reports or other data on individual companies and industries; data and reports on general market or economic conditions; information concerning pertinent federal and state legislative and regulatory developments and other developments that could affect the value of actual or potential investments; information about companies in which the Investment Manager has invested or may consider investing; attendance at meetings with corporate management personnel, industry experts, economists, government personnel, and other financial analysts; comparative issuer performance and evaluation and technical measurement services; subscription to publications that provide investment-related information; accounting and tax law interpretations; availability of economic advice; quotation equipment and services; execution measurement services; market-related and survey data concerning the products and services of an issuer and its competitors or concerning a particular industry that are used in reports prepared by the Investment Manager to enhance its ability to analyze an issuer's financial condition and prospects; and other services provided by recognized experts on investment matters of particular interest to the Investment Manager. In addition, the foregoing services may include the use of, or be delivered by, computer systems whose hardware and/or software components may be provided to the Investment Manager as part of the services. In any case in which information and other services can be used for both research and non-research purposes, the Investment Manager makes an appropriate allocation of those uses and pays directly for that portion of the services to be used for non-research purposes.

         Subject to the requirement of seeking the best execution, the Investment Manager may, in circumstances in which two or more brokers are in a position to offer comparable execution, give preference to a broker or dealer that has provided investment information to the Investment Manager. In so doing, the Investment Manager may effect securities transactions which cause a Fund to pay an amount of commission in excess of the amount of commission another broker would have charged. In electing such broker or dealer, the Investment Manager will make a good faith determination that the amount of commission is reasonable in relation to the value of the brokerage services and research and investment information received, viewed in terms of either the specific transaction or the Investment Manager's overall responsibility to the accounts for which the Investment Manager exercises investment discretion. The Investment Manager evaluates all commissions paid in order to ensure that the commissions represent reasonable compensation for the brokerage and research services provided by such brokers. Such investment information as is received from brokers or dealers may be used by the Investment Manager in servicing all of its clients (including the Funds), and a Fund's commissions may be paid to a broker or dealer who supplied research services not used by the Fund. However, the Investment Manager expects that each Fund will benefit overall by such practice because it is receiving the benefit of research services and the execution of such transactions not otherwise available to it without the allocation of transactions based on the recognition of such research services.

         Subject to the requirement of seeking the best execution, the Investment Manager may also place orders with brokerage firms that have sold shares of the Funds. The Investment Manager has made and will make no commitments to place orders with any particular broker or group of brokers. The Company anticipates that a substantial portion of all brokerage commissions will be paid to brokers who supply investment information to the Investment Manager.

         The Investment Manager has no obligation to purchase or sell for a Fund any security that it, or its officers of employees, may purchase or sell for the Investment Manager's or their own accounts or the account of any other client, if in the opinion of the Investment Manager such transaction appears unsuitable, impractical or undesirable for the Fund. Additionally, the Investment Manager does not prohibit any of its officers or employees from purchasing or selling for their own accounts securities that may be recommended to or held by the Investment Manager's client's, subject to the Investment Manager's and the Fund's Code of Ethics.

         The Funds also invest in foreign and/or U.S. securities that are not listed on a national securities exchange but are traded in the over-the-counter market. The Funds may also purchase listed securities through the third market or fourth market. When transactions are executed in the over-the-counter market or the third or fourth market, the Investment Manager will seek to deal with the counterparty that the Investment Manager believes can provide the best execution, whether or not that counterparty is the primary market maker for that security.

         For the fiscal years ended December 31, 1997, 1998 and 1999, the Funds paid total brokerage commissions as follows:

--------------------------------- ------------------------------ ------------------------------- ------------------------------
FUND NAME                                     1997                            1998                           1999
--------------------------------- ------------------------------ ------------------------------- ------------------------------
Dresdner RCM Large Cap Growth                $8,344                         $8,963                         $15,209
Fund
--------------------------------- ------------------------------ ------------------------------- ------------------------------
Dresdner RCM Tax Managed Growth                N/A                            N/A                           $1,221
Fund
--------------------------------- ------------------------------ ------------------------------- ------------------------------
Dresdner RCM Biotechnology Fund                N/A                           $6,028                         $18,207
--------------------------------- ------------------------------ ------------------------------- ------------------------------
Dresdner RCM Balanced Fund                     N/A                            N/A                            $287
--------------------------------- ------------------------------ ------------------------------- ------------------------------


                                    Page 32

--------------------------------- ------------------------------ ------------------------------- ------------------------------
FUND NAME                                     1997                            1998                           1999
--------------------------------- ------------------------------ ------------------------------- ------------------------------
--------------------------------- ------------------------------ ------------------------------- ------------------------------
Dresdner RCM Global Small Cap                $19,389                        $23,322                         $32,714
Fund
--------------------------------- ------------------------------ ------------------------------- ------------------------------
Dresdner RCM Global Technology               $12,641                        $27,683                        $150,279
Fund
--------------------------------- ------------------------------ ------------------------------- ------------------------------
Dresdner RCM Global Health Care              $12,833                        $14,634                         $27,897
Fund
--------------------------------- ------------------------------ ------------------------------- ------------------------------
Dresdner RCM International                  $518,944                        $438,519                       $966,834
Growth Equity Fund
--------------------------------- ------------------------------ ------------------------------- ------------------------------
Dresdner RCM Emerging Markets                $3,913                         $31,302                         $50,468
Fund
--------------------------------- ------------------------------ ------------------------------- ------------------------------
Dresdner RCM Europe Fund                    $761,708                       $1,282,143                     $1,203,995
--------------------------------- ------------------------------ ------------------------------- ------------------------------


         All of the commissions paid during the fiscal year ended December 31, 1999, were paid to firms which provided research, statistical or other services to the Investment Manager.

         During the fiscal year ended 1999 the Large Cap Growth Fund, the Tax Managed Growth Fund, the Biotechnology Fund, the Global Small Cap Fund, the Global Technology Fund and the Global Health Care Fund each acquired the securities of one of its regular broker-dealers (as defined in Rule 10b-1 under the 1940 Act), the International Fund acquired the securities of five of its regular broker-dealers and the Europe Fund acquired the securities of four of its regular broker-dealers. At December 31, 1999 the Large Cap Growth Fund, the Tax Managed Growth Fund, the Biotechnology Fund, the Global Small Cap Fund, the Global Technology Fund and the Global Health Care Fund each had holdings in State Street Bank and Trust Company valued at $525,000, $22,000, $1,348,000, $897,000, $19,390,000 and $187,000, respectively. At December 31, 1999 the
International Fund's holdings in State Street Bank and Trust Company, Nomura Securities, Deutsche Bank, Daiwa Securities and HSBC Holdings were valued at $7,359,000, $1,209,000, $3,564,000, $5,615,000 and $1,876,000, respectively. At
December 31, 1999, the Europe Fund's holdings in Julius Baer Holdings Ltd., Banque Nationale de Paris, State Street Bank and Trust Company, and Deutsche Bank were valued at $453, 000, $554,000, $412, 000 and $1,098,000, respectively.

         As noted below, the Investment Manager is an indirect wholly owned subsidiary of Dresdner Bank AG ("Dresdner"). Dresdner Kleinwort Benson North America LLC ("Dresdner Kleinwort Benson") and other Dresdner subsidiaries may be broker-dealers (collectively, the "Dresdner Affiliates"). The Investment Manager believes that it is in the best interests of the Funds to have the ability to execute brokerage transactions, when appropriate, through the Dresdner Affiliates. Accordingly, the Investment Manager intends to execute brokerage transactions on behalf of the Funds through the Dresdner Affiliates, when appropriate and to the extent consistent with applicable laws and regulations, including federal banking laws.

         In all such cases, the Dresdner Affiliates will act as agent for the Funds, and the Investment Manager will not enter into any transaction on behalf of the Funds in which a Dresdner Affiliate is acting as principal for its own account. In connection with such agency transactions, the Dresdner Affiliates will receive compensation in the form of brokerage commissions separate from the Investment Manager's management fee. The Investment Manager's policy is that such commissions must be reasonable and fair when compared to the commissions received by other brokers in connection with comparable transactions involving similar securities and that the commissions paid to a Dresdner Affiliate must be no higher than the commissions paid to that broker by any other similar customer of that broker who receives brokerage and research services that are similar in scope and quality to those received by the Funds.

         During fiscal 1999, the Europe Fund paid its affiliated broker, Dresdner RCM Kleinwort Benson North America LLC, total brokerage commissions of $386,779, which represents 32.12% of the Fund's aggregate brokerage commissions paid and 0.06% of the Fund's aggregate dollar amount of transactions effected during its most recent fiscal year.

         The Investment Manager performs investment management and advisory services for various clients, including other registered investment companies, and pension, profit-sharing and other employee benefit plans, as well as individuals. In many cases, portfolio transactions for a Fund may be executed in an aggregated transaction as part of concurrent authorizations to purchase or sell the same security for numerous accounts served by the Investment Manager, some of which accounts may have investment objectives similar to those of the Fund. The objective of aggregated transactions is to obtain favorable execution and/or lower brokerage commissions, although there is no certainty that such objective will be achieved. Although executing portfolio transactions in an aggregated transaction potentially could be either advantageous or disadvantageous to any one or more particular accounts, aggregated transactions in which a Fund participates will be effected only when the Investment Manager believes that to do so will be in the best interest of the Fund, and the Investment Manager is not obligated to aggregate orders into larger transactions. These orders generally will be averaged as to price. When such aggregated transactions occur, the objective will be to allocate the executions in a manner which is deemed fair and equitable to each of the accounts involved over time. In making such allocation decisions, the Investment Manager will use its business judgment and will consider, among other things, any or all of the following: each client's investment objectives, guidelines, and restrictions, the size of each client's order, the amount of investment funds available in each client's account, the amount already committed by each client to that or similar investments, and the structure of each client's portfolio.


DIRECTORS AND OFFICERS

CAPITAL COMPANY AND GLOBAL COMPANY

         The names and addresses of the Directors and officers of the Capital Company and the Global Company and their principal occupations and certain other affiliations during the past five years are given below. Unless otherwise specified, the address of each of the following persons is Four Embarcadero Center, San Francisco, California 94111.

         DEWITT F. BOWMAN, (69), Chairman and Director. Mr. Bowman is a Principal of Pension Investment Consulting, with which he has been associated since February 1994. From February 1989 to January 1994, he was Chief Investment Officer for California Public Employees Retirement System, a public pension fund. He serves as a director of RREEF America REIT, Inc. and the Wilshire Target Funds Inc.; and as a trustee of Brandes Institutional International Investment Trust, the Pacific Gas and Electric Nuclear Decommissioning Trust, and the PCG Private Equity Fund.

         PAMELA A. FARR, (54), Director. Ms. Farr is a partner in Best & Co. LLC, a manufacturer and retailer of children's clothing and accessories. From 1991 to 1994, she was President of Banyan Homes, Inc., a real estate development and construction firm; and for eight years she was a management consultant for McKinsey & Company, where she served a variety of Fortune 500 companies in all aspects of strategic management and organizational structure.

         GEORGE B. JAMES, (62), Director. Mr. James serves as a director of Basic Vegetable Products, California Sun Dry Foods, Clayton Group, Inc., and Crown Vantage, Inc. Mr. James also serves as a trustee of the Committee for Economic Development and the California Pacific Medical Center Foundation. From 1985 to 1999 Mr. James was a Senior Vice President and Chief Financial Officer of Levi Strauss & Co. Mr. James, previously, was Chair of the Advisory Committee to the California Public Employees Retirement System.

         JOHN A. KRIEWALL (59) Director. (Capital Company only) Mr. Kriewall is retired from his position as Managing Director of Dresdner RCM, with which he had been associated since 1973. He also served Dresdner RCM as Co-Chief Investment Officer of the Mid Cap Team and was a member of the Mid Cap Team Management Committee. He received his BS degree from Stanford University and in 1971 received his MBA from Stanford University. Following graduation, he joined the Trust Division of United California Bank and assisted in the founding of its investment counseling subsidiary, Western Asset Management. Mr. Kriewall is an "interested person" (as defined in the 1940 Act) by virtue of his affiliation with the Investment Manager.

         GEORGE G.C. PARKER, (61), Director. Mr. Parker is Associate Dean for Academic Affairs, and Director of the MBA Program and Dean Witter Professor of Finance at the Graduate School of Business at Stanford University, with which he has been associated since 1973. Mr. Parker has served on the Board of Directors of: the California Casualty Group of Insurance Companies since 1977; BB&K Holdings, Inc., a holding company for financial services companies, since 1980;
H. Warshow & Sons, Inc., a manufacturer of specialty textiles, since 1982; Zurich Reinsurance Centre, Inc., a large reinsurance underwriter, since 1994; and Continental Airlines, since 1996. Mr. Parker served on the Board of Directors of the University National Bank & Trust Company from 1986 to 1995.

         KENNETH E. SCOTT, (71), Director (Capital Company only). Mr. Scott is the Ralph M. Parsons Professor of Law and Business at Stanford Law School, with which he has been associated since 1967. He is also a director of certain registered investment companies managed by Benham Capital Management.

         ANTHONY AIN, (40), President. Mr. Ain is a Managing Director and General Counsel of Dresdner RCM, with which he has been associated since 1992. From 1988 to 1992, he worked for the United States Securities and Exchange Commission, first as Counsel to Commissioner Joseph A. Grundfest, then as a Senior Special Counsel in the SEC's Division of Market Regulation. From 1984 to 1988, he was an associate in the Washington, D.C. office of Fried, Frank, Harris, Shriver & Jacobson, where he practiced securities and banking law.

         ROBERT J. GOLDSTEIN, (37), Vice President and Secretary. Mr. Goldstein is a Director and Associate General Counsel of Dresdner RCM, with which he has been associated since 1997. From 1990 to 1996, Mr. Goldstein was an associate in the New York, London and Prague offices of Weil, Gotshal & Manges where his practice primarily focused on private investment and hedge funds, and international transactional and general corporate matters.

         KARIN L. BROTMAN, (33), Assistant Secretary. Ms. Brotman is Assistant Fund Counsel of Dresdner RCM, with which she has been associated since 1997. From 1995 to 1997, Ms. Brotman was a Product Manager at Fidelity Investments in their Legal Department, where she was involved in providing legal and compliance for 1940 Act registered management investment companies. From 1993 to 1995, she was employed as an Account Officer with Fleet Financial Group where she was responsible for negotiating the legal recovery of a distressed asset portfolio.

         JENNIE W. KLEIN, (35), Vice President and Treasurer. Ms. Klein is Director of Commingled Fund Services and a Director of Dresdner RCM, with which she has been associated since 1994. She is responsible for fund administration and shareholder record keeping for the Dresdner RCM products. From 1991 to 1994, Ms. Klein was employed at G.T. Capital Management as the Manager of Financial Reporting and Compliance for their mutual funds. From 1988 to 1991, she was an auditor at KPMG Peat Marwick.

         STEVEN L. WONG, (33), Assistant Treasurer. Mr. Wong is a Manager in Commingled Fund Services and has been associated with Dresdner RCM since 1994. He is responsible for overseeing Dresdner RCM's mutual fund administration which includes financial reporting, compliance, tax reporting, fund accounting, budgeting and shareholder servicing. From 1992 to 1994, Mr. Wong was a senior auditor at KPMG Peat Marwick specializing in the audit of investment companies. From 1991 to 1992, he was a fund accountant with Franklin Funds.

         Regular meetings of each Company's Board of Directors are held on a quarterly basis. Each Company's Audit Committee, whose present members are George G.C. Parker and Kenneth E. Scott for the Capital Company and DeWitt F. Bowman and George B. James, for the Global Company, meets with its independent accountants to exchange views and information and to assist the full Board in fulfilling its responsibilities relating to corporate accounting and reporting practices. Each Director of the Capital Company receives a fee of $9,000 per year plus $1,500 per series for each Board meeting attended and $500 for each Audit Committee meeting attended and each Director of the Global Company receives a fee of $1,000 per year plus $500 for each Board meeting attended and $250 for each Audit Committee meeting attended. Each Director is reimbursed for travel and other expenses incurred in connection with attending Board meetings.

         The following table sets forth the aggregate compensation paid by the Capital Company and the Global Company for the fiscal year ended December 31, 1999, to the Directors for service on the Board of Directors and that of all other funds in the "Company complex" (as defined in Schedule 14A under the Securities Exchange Act of 1934):

                                                                        Pension or                            Total Compensation
                                                                        Retirement                             from the Capital
                             Aggregate            Aggregate          Benefits Accrued                           Company, Global
                           Compensation          Compensation           as Part of        Estimate Annual     Company and Company
        Director          from the Global         from the            the Companies'       Benefits Upon            Complex
          Name                Company          Capital Company           Expenses            Retirement       Paid to Director (1)
---------------------------------------------------------------------------------------------------------------------------------
DeWitt F. Bowman               $21,250             $27,000               $24,125                N/A                $48,250

Pamela A. Farr                 $19,000             $27,000               $46,000                N/A                $46,000

George B. James                $21,250             $27,000                 None                 N/A                $48,250

John A. Kriewall                   N/A                $0                   None                 N/A                     $0

George G.C. Parker             $19,000             $28,500               $47,500                N/A                $47,500

Kenneth E. Scott                   N/A             $28,500               $14,250                N/A                $28,500

Total                          $80,500             $138,000              $131,875                                 $218,500
---------------------

(1) During the fiscal year ended December 31, 1999, there were thirteen funds in the Company complex.

         Each Director of the Capital Company or the Global Company who is not an "interested person" as that term is defined in the 1940 Act, of the Investment Manager may elect to defer receipt of all or a portion of his or her fees for service as a Director in accordance with the terms of a Deferred Compensation Plan for Non-Interested Directors ("Directors' Plan"). Under the Directors' Plan, an eligible Director may elect to have his or her deferred fees deemed invested either in 90-day U.S. Treasury bills, shares of the Common Stock of the Company of which he or she is a Director, or a combination of these options, and the amount of deferred fees payable to such director under the Directors' Plan will be determined by reference to the return on such deemed investments. Generally, the deferred fees (reflecting any earnings, gains or losses thereon) become payable upon the Director's retirement or disability. The obligation to make these payments to the Directors of a Company pursuant to the Directors' Plan is a general obligation of such Company. Each Fund may, to the extent permitted by the 1940 Act, invest in 90-day U.S. Treasury bills or the Common Stock of the Capital Company and/or the Global Company, to match its share of the deferred compensation obligation under the Directors' Plan. As of December 31, 1998, no Director or officer of either Company was a beneficial owner of any shares of the outstanding Common Stock of any series of the Companies.


INVESTMENT COMPANY

         The names and addresses of the Directors and officers of the Investment Company and their principal occupations and certain other affiliations during the past five years are given below. Unless otherwise specified, the address of each of the following persons is Four Embarcadero Center, San Francisco, California 94111.

         ROBERT J. BIRNBAUM (72), DIRECTOR. Director, Chicago Board Options Exchange (since 1998); Director, Chicago Mercantile Exchange (1990 to 1998); Trustee, Liberty All-Star Growth Fund, Inc. (since 1995); Trustee, Colonial Funds (since 1995); Trustee, Liberty All-Star Equity Fund, Inc. (since 1994); Special Counsel, Dechert Price & Rhoads (law firm) (1988 to 1993); President and Chief Operating Officer, New York Stock Exchange, Inc. (1985 to 1988); President and Chief Operating Officer, American Stock Exchange, Inc. (1977 to 1985).

         CARROLL BROWN (71), DIRECTOR. President, The American Council on Germany (since 1988); Executive Director, John J. McCloy Fund (since 1988); Foreign Service Officer, United States Department of State with service in Yugoslavia, Poland, Austria, and Germany (1957 to 1988); U.S. Consul General, Dusseldorf and Munich; Deputy Assistant Secretary of State, U.S. State Department (1986 and 1987).

         THEODORE J. COBURN (46), DIRECTOR. Partner, Brown, Coburn & Co., a consulting firm (since 1991); education associate at Harvard University Graduate School of Education (since 1996); Director, Nicholas-Applegate Fund, Inc. (since
1987); Trustee, Nicholas-Applegate Mutual Funds (since 1992); Director, Measurement Specialties, Inc. (since 1995); Director, Moovies, Inc. (since
1995); Senior Vice President, Prudential Securities Inc. (1986 to 1991); Managing Director of the Global Equity Transactions Group and a member of the Board of Directors, Prudential Securities (1986 to 1991); Managing Director, Merrill Lynch Capital Markets (1983 to 1986).

         SIEGFRIED A. KESSLER (82), DIRECTOR. Retired; Chairman. Carl Zeiss Inc. (New York) (1981 to 1982) and President (1965 to 1981) (sale, distribution and service of scientific instruments and optical products) (1965 to 1985).

         ALFRED FIORE (62), DIRECTOR. General Manager, Hirschfeld, Stern, Moyer & Ross, Inc. (employee benefit consulting firm) (since 1988); Consultant, Lois/U.S.A. (creative advertising agency) (1987 to 1988); Executive Vice President and Chief Financial Officer, Parlux Fragrances, Inc. (1987); Executive Vice President and Chief Financial Officer, Concord Assets Group, Inc. (real estate manager) (1986); President and Chief Operating Officer, Amerigroup Financial Services, Inc. (financial services) (1984 to 1986); Partner, KPMG Peat Marwick, LLP (1973 to 1984).

         GOTTFRIED W. PERBIX (70), DIRECTOR. President, Perbix International, Inc. (management consulting) (1980 to 1994); Director, American Profol Inc. (plastic film manufacturers) (since 1993); Sole Proprietor, Perbix Associates (executive search) (since 1978).

         JACOB SALIBA (86), DIRECTOR. Director, Chairman (1988 to 1994) and Chief Executive Officer (1988 to 1993), Katy Industries, Inc. (diversified manufacturing and oil and related services); President and Chief Operating Officer, Katy Industries, Inc. (1968 to 1987); Director, CEGF Compagnie des Entrepots et Gares Frigorifques (cold storage warehouses) (since 1989); Director, Schon & Cie AG (manufacturer of machinery) (since 1990); Director, Sahlman Seafoods (shrimp fishing and shrimp aquaculture) (since 1998); Director, Syratech Corp. (manufacturer of household furnishings) (1992 to 1998).

         ANTHONY AIN, (40), President. Mr. Ain is a Managing Director and General Counsel of Dresdner RCM, with which he has been associated since 1992. From 1988 to 1992, he worked for the United States Securities and Exchange Commission, first as Counsel to Commissioner Joseph A. Grundfest, then as a Senior Special Counsel in the SEC's Division of Market Regulation. From 1984 to 1988, he was an associate in the Washington, D.C. office of Fried, Frank, Harris, Shriver & Jacobson, where he practiced securities and banking law.

         ROBERT J. GOLDSTEIN, (37), Vice President and Secretary. Mr. Goldstein is a Director and Associate General Counsel of Dresdner RCM, with which he has been associated since 1997. From 1990 to 1996, Mr. Goldstein was an associate in the New York, London and Prague offices of Weil, Gotshal & Manges where his practice primarily focused on private investment and hedge funds, and international transactional and general corporate matters.

         KARIN L. BROTMAN, (33), Assistant Secretary. Ms. Brotman is Assistant Fund Counsel of Dresdner RCM, with which she has been associated since 1997. From 1995 to 1997, Ms. Brotman was a Product Manager at Fidelity Investments in their Legal Department, where she was involved in providing legal and compliance for 1940 Act registered management investment companies. From 1993 to 1995, she was employed as an Account Officer with Fleet Financial Group where she was responsible for negotiating the legal recovery of a distressed asset portfolio.

         JENNIE W. KLEIN, (35), Vice President and Treasurer. Ms. Klein is Director of Commingled Fund Services and a Director of Dresdner RCM, with which she has been associated since 1994. She is responsible for fund administration and shareholder record keeping for the Dresdner RCM products. From 1991 to 1994, Ms. Klein was employed at G.T. Capital Management as the Manager of Financial Reporting and Compliance for their mutual funds. From 1988 to 1991, she was an auditor at KPMG Peat Marwick.

         STEVEN L. WONG, (33), Assistant Treasurer. Mr. Wong joined Dresdner RCM in 1994 and is the Manager of Commingled Fund Services. He is responsible for overseeing Dresdner RCM's mutual fund administration which includes financial reporting, compliance, tax reporting, fund accounting, budgeting and shareholder servicing. From 1992 to 1994, Mr. Wong was a senior auditor at KPMG Peat Marwick specializing in the audit of investment companies. From 1991 to 1992, he was a fund accountant with Franklin Funds.

         Effective January 1, 1999, the Fund pays each of its Directors who is not an interested person of the Fund, as defined in the 1940 Act, an annual fee of $9,000, plus $1,500 for each Board of Directors meeting attended. Effective November 4, 1999, the Fund pays each of the members of the Audit Committee of the Board of Directors who is not an interested person of the Fund, as defined in the 1940 Act $500 for each Audit Committee meeting attended. During the fiscal year ended December 31, 1999, all such Directors as a group received from the Fund aggregate fees amounting to $175,250. In addition, the Fund reimburses Directors not affiliated with Dresdner RCM for travel and out-of-pocket expenses incurred in connection with meetings of the Board.

         The following table sets forth for each Director receiving compensation from the Europe Fund the amount of such compensation paid by the Fund during the fiscal year ended December 31, 1999.

                                                     PENSION OR RETIREMENT                          TOTAL COMPENSATION
                                     AGGREGATE        BENEFITS ACCRUED AS      ESTIMATED ANNUAL      FROM EUROPE FUND
                                 COMPENSATION FROM          PART OF             BENEFITS UPON        AND FUND COMPLEX
     NAME OF PERSON, POSITION       EUROPE FUND          FUND EXPENSES            RETIREMENT        PAID TO DIRECTORS(1)
  Robert J. Birnbaum                  $30,500                 N/A                     __                 $30,500
  Carroll Brown                       $18,000                 N/A                     __                 $18,000
  Theodore J. Coburn                  $30,000                 N/A                     __                 $30,000
  James E. Dowd(2)                    $11,250                 N/A                     __                 $11,250
  Alfred W. Fiore                     $30,500                 N/A                     __                 $30,500
  Siegfried A. Kessler                $18,500                 N/A                     __                 $18,500
  Gottfried W. Perbix                 $18,500                 N/A                     __                 $18,500
  Jacob Saliba                        $18,500                 N/A                     __                 $18,500
                                -----------------------------------------------------------------------------------------

         TOTAL                       $175,750                                                            $175,250

(1) During the fiscal year ended December 31, 1999, there were thirteen funds in the complex.
(2) Mr. Dowd served as Director of the Company from 1990 through May 1999.

         During the fiscal year ended December 31, 1998, the Board of Directors met five times and during the fiscal year ending December 31, 1999, the Board of Directors met six times. Each Director, except Mr. Dowd, attended at least 75% of the total number of meetings of the Board and each Committee of the Board of which he was a member held during the period in which he served. Mr. Dowd passed away in May 1999. The Board wishes to express its appreciation for his long and valuable service to the Fund.

         The Board of Directors has an Audit Committee presently composed of Messrs. Perbix, Fiore, Birnbaum and Kessler, none of whom is an interested person of the Fund (as defined in the 1940 Act). The Audit Committee makes recommendations to the full Board with respect to the engagement of independent accountants and reviews with the independent accountants the plan and results of the audit engagement and matters having a material effect upon the Fund's financial operations. The Audit Committee held two meetings during the fiscal year ended December 31, 1998 and two meetings during the fiscal year ending December 31, 1999.

         In 1998, the Board of Directors established an ad hoc Strategic Planning and Communications Committee, composed of Messrs. Birnbaum, Coburn, and Fiore, none of whom is an interested person of the Fund (as defined in the 1940
Act), to communicate with stockholders on behalf of the full Board of Directors and to consider various strategic options for the future of the Fund, including, whether the Fund should convert from a closed-end investment company to an open-end investment company. Strategic Planning and Communications Committee members received $1,500 per meeting in 1998. There were 8 such meetings in 1999.

         The Board of Directors has no compensation committee, or other committee performing a similar function. Upon conversion of the Fund to an open-end structure, a Nominating Committee was established, which consists of the Directors who are not interested persons of the Fund (as defined in the 1940
Act).


Control Persons and Principal Holders of Securities

         As of March 31, 2000, there were 14,622,094 shares of the International Growth Equity Fund outstanding, 9,846,845 shares of the Global Technology Fund outstanding, 1,954,227 shares of the Global Small Cap Fund outstanding, 1,931,779 shares of the Global Health Care Fund outstanding, 1,278,662 shares of the Large Cap Growth Fund outstanding, 10,073,071 shares of the Biotechnology Fund outstanding, 572,368 shares of the Emerging Markets Fund outstanding, 697,423 shares of the Tax Managed Growth Fund outstanding, 311,228 shares of the Balanced Fund outstanding and 4,872,928 shares of the Europe Fund outstanding. On that date the following were known to the Companies to own of record more than 5% of the Funds' outstanding capital stock:

         Name and Address of                                                                  % of Shares
         Beneficial Owner                                        Shares Held                  Outstanding

         LARGE CAP GROWTH FUND

         Pacific Maritime Association                                415,233                       32.47%
         P.O. Box 7861
         San Francisco, California 94120-786

         Congoleum Corp Master Trust                                 280,445                       21.93%
         3705 Quakerbridge Road
         Mercerville, New Jersey 08619-0127

         AAA Washington                                              176,968                       13.84%
         1745 114th Avenue SE
         Bellevue, Washington 98004-6968


                                    Page 39

         Name and Address of                                                                  % of Shares
         Beneficial Owner                                        Shares Held                  Outstanding

         Charles Schwab & Co., Inc.                                   88,097                        6.89%
         FBO Customers
         101 Montgomery Street
         San Francisco, California 94104


         TAX MANAGED GROWTH FUND

         Boston & Company                                            370,514                       53.13%
         Mutual Fund Operations
         P.O. Box 3198
         Pittsburgh, PA

         Clients of Dresdner Bank AG/                                100,000                       14.34%
         Investment Management
         Institutional Asset Management Division
         Jorgen-Ponto-Platz
         60301 Frankfurt
         Germany

         Madre Lode                                                   66,094                        9.48%
         731 Madre Street
         Pasadena, California 91107-5662

         Charles Schwab & Co., Inc.                                   39,023                        5.60%
         FBO Customers
         101 Montgomery Street
         San Francisco, California 94104


         BIOTECHNOLOGY FUND

         Charles Schwab & Co., Inc.                                4,724,992                       46.91%
         FBO Customers
         101 Montgomery Street
         San Francisco, California 94104

         National Financial Services Corp.                         2,254,639                       22.38%
         FBO Customers
         200 Liberty Street
         One World Financial Center
         New York, New York 10281-1003

         National Investors Service Corp.                            692,026                        6.87%
         FBO Customers
         55 Water Street
         New York, New York 10041-0098



                                    Page 40

         Name and Address of                                                                  % of Shares
         Beneficial Owner                                        Shares Held                  Outstanding

         BALANCED FUND

         Pacific Maritime Association Deferred                       206,889                       66.48%
         Compensation Plan
         P.O. Box 7861
         San Francisco, California 94120-7861

         Bank of New York                                            104,339                       33.52%
         FBO Joseph W. Saunders IRA
         1 Wall Street 23rd Floor
         New York, New York 10286-0001


         GLOBAL SMALL CAP FUND

         Dean Witter Discover & Co.                                  528,360                       27.04%
         333 Market Street 25th Floor
         San Francisco, California 94105-2102

         Charles Schwab & Co., Inc.                                  452,604                       23.16%
         FBO Customers
         101 Montgomery Street
         San Francisco, California 94104

         National Financial Services Corp.                           372,835                       19.08%
         FBO Customers
         200 Liberty Street
         One World Financial Center
         New York, New York 10281-1003

         Clients of Dresdner Bank AG/                                320,064                       16.38%
         Investment Management
         Institutional Asset Management Division
         Jorgen-Ponto-Platz
         60301 Frankfurt
         Germany

         National Investors Service Corp.                            106,547                        5.45%
         FBO Customers
         55 Water Street
         New York, New York 10041-0098


         GLOBAL TECHNOLOGY FUND

         Charles Schwab & Co., Inc.                                3,504,522                       35.59%
         FBO Customers
         101 Montgomery Street
         San Francisco, California 94104


                                    Page 41

         Name and Address of                                                                  % of Shares
         Beneficial Owner                                        Shares Held                  Outstanding

         National Financial Services Corp.                         2,400,394                       24.38%
         FBO Customers
         200 Liberty Street
         One World Financial Center
         New York, New York 10281-1003

         National Investors Service Corp.                            572,185                        5.81%
         FBO Customers
         55 Water Street
         New York, New York 10041-0098


         GLOBAL HEALTH CARE FUND

         Charles Schwab & Co., Inc.                                  758,042                       39.24%
         FBO Customers
         101 Montgomery Street
         San Francisco, California 94104

         Clients of Dresdner Bank AG/                                400,000                       20.71%
         Investment Management
         Institutional Asset Management Division
         Jorgen-Ponto-Platz
         60301 Frankfurt
         Germany

         National Financial Services Corp.                           346,398                       17.93%
         FBO Customers
         200 Liberty Street
         One World Financial Center
         New York, New York 10281-1003

         National Investors Service Corp.                            119,017                        6.16%
         FBO Customers
         55 Water Street
         New York, New York 10041-0098


         INTERNATIONAL GROWTH EQUITY FUND

         Citigroup Inc. Pension Plan                               3,397,203                       23.23%
         1 Court Square 15th Floor
         Long Island City, New York 111120-0001

         JM Family Enterprises, Inc.                               1,615,782                       11.05%
         100 NW 12th Avenue
         Deerfield Beach, Florida 33442


                                    Page 42

         Name and Address of                                                                  % of Shares
         Beneficial Owner                                        Shares Held                  Outstanding

         Boston Safe Deposit and Trust Company                     1,170,340                        8.00%
         FBO Blue Cross and Blue Shield of
         Massachusetts Retirement Income Trust
         100 Summer Street
         Boston, Massachusetts 02110


         EMERGING MARKETS FUND

         Clients of Dresdner Bank AG/                                300,000                       52.41%
         Investment Management
         Institutional Asset Management Division
         Jorgen-Ponto-Platz
         60301 Frankfurt
         Germany

         National Financial Services Corp.                           101,298                       17.70%
         FBO Customers
         200 Liberty Street
         One World Financial Center
         New York, New York 10281-1003

         Charles Schwab & Co., Inc.                                   89,686                       15.67%
         FBO Customers
         101 Montgomery Street
         San Francisco, California 94104

         Madre Lode                                                   51,943                        9.00%
         731 Madre Street
         Pasadena, California 91107-5662


         EUROPE FUND

         Charles Schwab & Co., Inc.                                  987,589                       20.27%
         FBO Customers
         101 Montgomery Street
         San Francisco, California 94104

         National Financial Services Corp.                           344,467                        7.07%
         FBO Customers
         200 Liberty Street
         One World Financial Center
         New York, New York 10281-1003

         Smith Barney Inc.                                           300,863                        6.17%
         388 Greenwich Street
         New York, New York 10013-2339


                                    Page 43

         Name and Address of                                                                  % of Shares
         Beneficial Owner                                        Shares Held                  Outstanding

         Marshcove & Co.                                             290,930                        5.97%
         P.O. Box 5756
         Boston, Massachusetts 02206-0001


THE INVESTMENT MANAGER

         The Board of Directors of each Company has overall responsibility for the operation of such Company's Funds. Pursuant to such responsibility, the Board of Directors of each Company has approved various contracts for designated financial organizations to provide, among other things, day to day management services required by the Funds. Each Company has retained as the Funds' Investment Manager, Dresdner RCM Global Investors LLC, a Delaware limited liability company with principal offices at Four Embarcadero Center, San Francisco, California 94111. The Investment Manager is actively engaged in providing investment supervisory services to institutional and individual clients. The Investment Manager was established in December of 1998 and is the successor to the business of its holding company, Dresdner RCM Global Investors US Holdings LLC. The Investment Manager was originally formed as Rosenberg Capital Management in 1970, and it and its successors have been consistently in business since then.

         The Investment Manager is an indirect wholly owned subsidiary of Dresdner Bank, an international banking organization with principal executive offices located at Gallunsanlage 7, 60041 Frankfurt, Germany. With total consolidated assets as of December 31, 1999, of EUR 397 billion (USD 463 billion), and approximately 1,500 offices and 51,000 employees in over 60 countries around the world, Dresdner is one of Germany's largest banks. Dresdner provides a full range of banking services including, traditional lending activities, mortgages, securities, project finance and leasing, to private customers and financial and institutional clients. In the United States, Dresdner maintains branches in New York and Chicago and an agency in Los Angeles. As of the date of this SAI, the nine members of the Board of Managers of the Investment Manager are William L. Price (Chairman), Gerhard Eberstadt, George N. Fugelsang, Joachim Madler, Leonhard Fischer, Susan C. Gause, Luke D. Knecht, William S. Stack, and Kenneth B. Weeman, Jr.

         Dresdner and the Investment Manager, by virtue of Dresdner's banking operations in the United States, are subject to U.S. banking laws and regulations. U.S. banking organizations generally may act as advisers to investment companies and may buy and sell investment company shares for their customers. The Investment Manager believes that it may perform the services contemplated by its investment management agreements with the Company without violating these banking laws or regulations. In addition, effective March 11, 2000, banking organizations that qualify as and elect to become financial holding companies are permitted to sponsor and distribute the shares of investment companies. Thus, the extent to which Dresdner qualifies and elects to engage in these activities, as well as future changes in legal requirements or regulatory interpretations relating to permissible activities of banking organizations and their affiliates, could affect the nature and scope of services provided to the Company by the Investment Manager or its affiliates.

         The Investment Manager provides the Funds with investment supervisory services pursuant to Investment Management Agreements, Powers of Attorney and Service Agreements (the "Management Agreements") dated as of June 14, 1996 for the Global Technology Fund and International Fund, December 27, 1996 for the Global Small Cap Fund, Global Health Care Fund and Large Cap Fund, December 30, 1997 for the Biotechnology Fund and Emerging Markets Fund, December 30, 1998 for the Tax Managed Growth Fund, January 26, 1999 for the Europe Fund and December 15, 2000 for the Balanced Fund. The Investment Manager manages the Funds' investments, provides various administrative services, and supervises the Funds' daily business affairs, subject to the authority of the Boards of Directors. The Investment Manager is also the investment manager for Dresdner RCM Growth Equity Fund and Dresdner RCM Small Cap Fund, each a series of Dresdner RCM Capital Funds, Inc.; Dresdner RCM Global Equity Fund and Dresdner RCM Strategic Income Fund, each a series of Dresdner RCM Global Funds, Inc.; and RCM Strategic Global Government Fund, Inc., Bergstrom Capital Corporation, and Dresdner RCM Global Strategic Income Fund, Inc., each closed-end management investment companies. A Fund's Management Agreement may be renewed from year-to-year after its initial term, provided that any such renewals have been specifically approved at least annually by (i) the vote of a majority of the Company's Board of Directors, including a majority of the Directors who are not parties to the Management Agreement or interested persons (as defined in the 1940 Act) of any such person, cast in person at a meeting called for the purpose of voting on such approval, or (ii) the vote of a majority (as defined in the 1940 Act) of the outstanding voting securities of the Fund and the vote of a majority of the Directors who are not parties to the contract or interested persons of any such party.

         Each Fund has, under its respective Management Agreement, assumed the obligation for payment of all of its ordinary operating expenses, including: (a) brokerage and commission expenses, (b) federal, state, or local taxes incurred by, or levied on, the Fund, (c) interest charges on borrowings, (d) charges and expenses of the Fund's custodian, (e) investment advisory fees (including fees payable to the Investment Manager under the Management Agreement), (f) fees pursuant to the Fund's Rule 12b-1 plan, (g) legal and audit fees, (h) SEC and "Blue Sky" registration expenses, and (i) compensation, if any, paid to officers and employees of the Company who are not employees of the Investment Manager (see DIRECTORS AND OFFICERS). The Investment Manager is responsible for all of its own expenses in providing services to the Funds. Expenses attributable to a Fund are charged against the assets of the Fund.

         For the services rendered by the Investment Manager under each Fund's Investment Management Agreement, each Fund pays management fees at an annualized rate of its average daily net assets, as described in the Prospectus. For the fiscal years ended December 31, 1999, 1998 and 1997, the International Fund incurred fees of $1,233,869, $878,692 and $611,884 and the Global Technology Fund incurred fees of $683,211, $104,008 and $61,204, the Global Small Cap Fund incurred fees of $72,416, $52,418, and $45,183 the Global Health Care Fund incurred fees of $54,854, $50,736 and $46,238, the Large Cap Growth Fund incurred fees of $85,913, $40,991 and $33,041, the Biotechnology Fund incurred fees of $58,217, $31,260 and $165, the Emerging Markets Fund incurred fees of $34,657, $28,446 and $164 and the Europe Fund incurred fees of $927,995, $1,915,266 and $1,555,539. For fiscal 1999 and 1998, the Tax Managed Growth Fund incurred fees of $10,058 and $21. For fiscal 1999 the Balanced Fund incurred fees of $279.

         The Investment Manager has agreed to limit each Fund's expenses as described in the Prospectus. Each Fund has agreed to reimburse the Investment Manager, for a period of up to five years, for any such payments to the extent that the Fund's operating expenses are otherwise below this expense cap. This obligation will not be recorded on the books of a Fund to the extent that the total operating expenses of the Fund are at or above the expense cap. However, if the total operating expenses of a Fund fall below the expense cap, the reimbursement to the Investment Manager will be accrued by the Fund as a liability.

         Each Fund's Management Agreement provides that the Investment Manager will not be liable for any error of judgment or for any loss suffered by the Fund in connection with the matters to which the Management Agreement relates, except for liability resulting from willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of the Investment Manager's reckless disregard of its duties and obligations under the Management Agreement. The Company has agreed to indemnify the Investment Manager out of the assets of each Fund, against liabilities, costs and expenses that the Investment Manager may incur in connection with any action, suit, investigation or other proceeding arising out of or otherwise based on any action actually or allegedly taken or omitted to be taken by the Investment Manager in connection with the performance of its duties or obligations under the Management Agreement with respect to the Fund or otherwise as investment manager of the Fund. The Investment Manager is not entitled to indemnification with respect to any liability to a Fund or its stockholders by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties, or of its reckless disregard of its duties and obligations under the Management Agreement.

         Each Management Agreement is terminable without penalty on 60 days' written notice by a vote of the majority of the outstanding voting securities of the Fund which is the subject of the Management Agreement, by a vote of the majority of the respective Company's Board of Directors, or by the Investment Manager on 60 days' written notice and will automatically terminate in the event of its assignment (as defined in the 1940 Act).

THE DISTRIBUTOR

         Funds Distributor, Inc., 60 State Street, Suite 1300, Boston, Massachusetts 02109 (the "Distributor") serves as Distributor to each Fund. The Distributor has provided mutual fund distribution services since 1976, and is a subsidiary of Boston Institutional Group, Inc., which provides distribution and other related services with respect to investment products.


DISTRIBUTION AGREEMENT

         Pursuant to Distribution Agreements with the Capital Company, the Global Company and the Investment Company, the Distributor has agreed to use its best efforts to effect sales of shares of the Funds, but is not obligated to sell any specified number of shares. Each Distribution Agreement contains provisions with respect to renewal and termination similar to those in each Fund's Management Agreement discussed above. Pursuant to the Distribution Agreements, the Companies have agreed to indemnify the Distributor out of the assets of each Fund to the extent permitted by applicable law against certain liabilities under the Securities Act of 1933 arising in connection with the Distributor's activities on behalf of the Companies.

         Each Company also has an Agreement with the Investment Manager and the Distributor pursuant to which the Distributor has agreed to provide: regulatory, compliance and related technical services to the Company; services with regard to advertising, marketing and promotional activities; and officers to the Companies. The Investment Manager is required to reimburse the Company for any fees and expenses of the Distributor pursuant to the Agreements.


DISTRIBUTION PLAN AND DISTRIBUTION AND SERVICE PLAN

         The Global Company, on behalf of its Dresdner RCM Large Cap Growth Fund, Dresdner RCM Global Small Cap Fund, Dresdner RCM Emerging Markets Fund, Dresdner RCM Biotechnology Fund, Dresdner RCM Global Health Care Fund, Dresdner RCM Global Technology and Dresdner RCM Tax Managed Growth Fund Class N shares, and the Capital Company, on behalf of its Dresdner RCM International Growth Equity Fund Class N shares have adopted distribution and service plans, (the "Global Plan" and the "Capital Plan") and the Investment Company, on behalf of its Dresdner RCM Europe Fund Class N shares has adopted a distribution plan (with the Global Plan and the Capital Plan, collectively, the "Plans") pursuant to Rule 12b-1 under the 1940 Act. Under the Plans, each Fund pays the Distributor an annual fee of up to 0.25% of the average daily net assets of its Class N shares as reimbursement for certain expenses actually incurred by the Distributor in connection with providing distribution and shareholder support services to such shares. Class I shares are not subject to 12b-1 fees. The Distributor is reimbursed for: (a) expenses incurred in connection with advertising and marketing the N Class of shares of the Funds, including but not limited to any advertising by radio, television, newspapers, magazines, brochures, sales literature, telemarketing or direct mail solicitations; (b) periodic payments of fees or commissions for distribution assistance made to one or more securities brokers, dealers or other industry professionals such as investment advisers, accountants, estate planning firms and the Distributor itself in respect of the average daily value of shares owned by clients of such service organizations, and (c) expenses incurred in preparing, printing and distributing the Funds' prospectus and statement of additional information.

         Each Plan continues in effect from year to year with respect to each Fund, provided that each such continuance is approved at least annually by a vote of the Board of Directors of the respective Company, including a majority vote of the Directors who are not "interested persons" of the Company within the meaning of the 1940 Act and have no direct or indirect financial interest in the Plan or in any agreement related to the Plan, cast in person at a meeting called for the purpose of voting on such continuance. The Plan may be terminated with respect to a Fund at any time, without penalty, by the vote of a majority of the outstanding shares of the Fund. The Plans may not be amended to increase materially the amounts to be paid by a Fund for the services described therein without approval by the shareholders of the Fund, and all material amendments are required to be approved by the Board of Directors of the respective Company in the manner described above. Each Plan will automatically terminate in the event of its assignment.

         If in any year Funds Distributor is due more from the Fund for such services than is immediately payable because of the expense limitation under the Plans, the unpaid amount is carried forward while the Plans are in effect until such later year as it may be paid. There is no limit on the periods during which unreimbursed expenses may be carried forward, although the Funds are not obligated to repay any outstanding unreimbursed expenses that may exist if the Plans are terminated or not continued. No interest, carrying, or finance charge will be imposed on any amounts carried forward.

         During fiscal 1999, the International Growth Equity Fund, Global Technology Fund, Global Small Cap Fund, Global Health Care Fund, Large Cap Growth Fund, Biotechnology Fund, Emerging Markets Fund, Tax Managed Growth Fund and Europe Fund reimbursed the Distributor $1,011, $34,870, $541, $13,714, $151, $14,438, $146, $423 and $91,278, respectively, for certain expenses actually incurred by the Distributor. These fees reimbursed the Distributor for expenses actually incurred in connection with the Funds' participation in fund supermarket platforms. Unreimbursed expenses on behalf of each of the above referenced funds for fiscal 1999 amounted to $130,215.91, $184,884.78, $117,925.96, $103,457.88, $120,519.72, $111,164.32, $129,279.79, $132,742.31 and
$35,469.97 representing 0.04%, 0.07%, 0.46%, 1.69%, 0.76%,0.75%, 2.37%, 5.88%
and 0.05 %, respectively, of each Fund's net assets.

         The Distributor may pay broker-dealers and others, out of the fees it receives under the Plans, quarterly trail commissions of up to 0.25%, on an annual basis, of the average daily net assets attributable to the N class of shares of each Fund held in the accounts of their customers.

         Pursuant to the Plans, the Board of Directors of each Company will review at least quarterly a written report of the distribution expenses incurred on behalf of shares of the N Class of shares of the Funds by the Distributor. The report will include an itemization of the distribution expenses and the purposes of such expenditures. In addition, as long as the Plans remain in effect, the selection and nomination of Directors of each Company who are not "interested persons" of the Company within the meaning of the 1940 Act will be committed to the Directors who are not interested persons of the Company.


THE ADMINISTRATOR

         The administrator of the Capital Company, the Global Company (except for the Emerging Markets Fund) and the Investment Company is State Street Bank and Trust Company ("State Street"), 1776 Heritage Drive, North Quincy, Massachusetts 02109.

         Pursuant to an Administration Agreement with each Company, State Street is responsible for performing all administrative services required for the daily operation of the Companies, subject to the control, supervision and direction of the Companies and the review and comment by each Company's auditors and legal counsel. State Street has no supervisory responsibility over the investment operations of the Funds. Administrative services performed by State Street include, but are not limited to, the following: overseeing the determination and publication of each Company's net asset value; overseeing the maintenance by each Company's custodian of certain book and records of the Company; preparing each Company's federal, state and local income tax returns; arrange for payment of each Company's expenses; and preparing each financial information for each Company's semi-annual and annual reports, proxy statements and other communications.

         For its services, State Street receives annual fees pursuant to the following schedule:

                                                                       ANNUAL FEE
         Average Assets                                       Expressed in Basis Points: 1/100 of 1%


                                    Page 47

                                                                       ANNUAL FEE
         Average Assets                                       Expressed in Basis Points: 1/100 of 1%
         First $250 Million/Fund                                       2.50
         Next $250 Million/Fund                                        1.75
         Thereafter                                                    1.00
         Minimum/Fund                                                  $57,500

         Fees are calculated by multiplying each Average Asset Break Point in the above schedule by the number of Funds in the Dresdner RCM complex to determine the breakpoints used in the schedule. Total net assets of all the Funds will be used to calculate the fee by multiplying the net assets of the Funds by the basis point fees in the above schedule. The minimum fee will be calculated by multiplying the minimum fee by the number of Funds in the complex to arrive at the total minimum fee. The greater of the basis point fee or the minimum fee will be allocated equally to each Fund in the complex.

         Brown Brothers Harriman & Co. ("BBH") serves as administrator of the Emerging Markets Fund. BBH provides administrative services similar to those provided by State Street, as described above. For its services, which include fund accounting services, BBH receives annual fees pursuant to the following schedule:

          Average Assets              ANNUAL FEE
                                      Expressed in Basis Points: 1/100 of 1%
          First $100 Million                         2.50
          Next $400 Million                          3.75
          Thereafter                                 2.50
          Minimum                                    $70,000

          $1,500 per month for first additional class


         Total net assets of the Fund will be used to calculate the fee by multiplying the net assets of the Fund by the basis point fees in the above schedule. The greater of the basis point fee or the minimum fee will be allocated to the Fund.


OTHER SERVICE PROVIDERS

         State Street acts as the transfer agent, redemption agent and dividend paying agent for the Funds. State Street also acts as custodian for all the Funds, except the Emerging Markets Fund. Brown Brothers Harriman & Co. ("Brown Brothers") acts as custodian for the Emerging Markets Fund. Each custodian is responsible for the safekeeping of a Fund's assets and the appointment of any subcustodian banks and clearing agencies.

         State Street's principal business address is 1776 Heritage Drive, North Quincy, Massachusetts 02171. Brown Brothers' principal business address is 40 Water Street, Boston, Massachusetts 02109.

         PricewaterhouseCoopers LLP ("PwC") acts as the independent public accountants for the Funds. The accountant examines financial statements for the Funds and provides other audit, tax, and related services. PwC's principal business address is 160 Federal Street, Boston, Massachusetts 02110.


NET ASSET VALUE

         For purposes of the computation of the net asset value of each share of each Fund, equity securities traded on stock exchanges are valued at the last sale price on the exchange or in the principal over-the-counter market in which such securities are traded as of the close of regular trading on the day the securities are being valued, unless the Board of Directors or a duly constituted committee of the Board determines that such price does not reflect the fair value of the security. In cases where securities are traded on more than one exchange, the securities are valued on the exchange determined by the Investment Manager to be the primary market for the securities. If there has been no sale on such day, the security will be valued at the closing bid price on such day. If no bid price is quoted on such day, then the security will be valued by such method as a duly constituted committee of the Board of Directors determines in good faith to reflect its fair value. Readily marketable securities traded only in the over-the-counter market that are not listed on the NASDAQ Stock Market or a similar foreign reporting service will be valued at the mean bid price, or such other comparable sources as the Board of Directors deems appropriate to reflect their fair value. Other portfolio securities held by the Funds will be valued at current market value, if current market quotations are readily available for such securities. To the extent that market quotations are not readily available such securities will be valued by whatever means a duly constituted committee of the Board of Directors deems appropriate to reflect their fair value.

         Futures contracts and related options are valued at their last sale or settlement price as of the close of the exchange on which they are traded or, if no sales are reported, at the mean between the last reported bid and asked prices. All other assets of the Funds will be valued in such manner as a duly constituted committee of the Board of Directors in good faith deems appropriate to reflect their fair value.

         Trading in securities on foreign exchanges and over-the-counter markets is normally completed at times other than the close of regular trading on the New York Stock Exchange. In addition, foreign securities and commodities trading may not take place on all business days in New York, and may occur in various foreign markets on days which are not business days in New York and on which net asset value is not calculated. The calculation of net asset value may not take place contemporaneously with the determination of the prices of portfolio securities used in such calculation. Events affecting the values of portfolio securities that occur between the time their prices are determined and the close of the New York Stock Exchange will not be reflected in the calculation of net asset value unless the Board of Directors determines that a particular event would materially affect net asset value, in which case an adjustment will be made.

         Assets or liabilities initially expressed in terms of foreign currencies are translated prior to the next determination of net asset value into U.S. dollars at the spot exchange rates at 12:00 p.m. Eastern time or at such other rates as the Investment Manager may determine to be appropriate in computing net asset value.

         Debt obligations with maturities of 60 days or less are valued at amortized cost. The Companies may use a pricing service approved by the Board of Directors to value other debt obligations. Prices provided by such a service represent evaluations of the mean between current bid and asked market prices, may be determined without exclusive reliance on quoted prices, and may reflect appropriate factors such as institution-size trading in similar groups of securities, yield, quality, coupon rate, maturity, type of issue, individual rating characteristics, indications of value from dealers, and other market data. Such services may use electronic data processing techniques and/or a matrix system to determine valuations. The procedures of such services are reviewed periodically by the officers of the Investment Manager under the general supervision of the Board of Directors. Short-term investments are amortized to maturity based on their cost, adjusted for foreign exchange translation, provided such valuations equal fair market value.

         The Board of Directors of each Company has adopted guidelines and procedures for valuing portfolio securities for which market quotations are not readily available and has delegated to a Pricing Committee the responsibility for determining the basis for pricing such securities. Such pricing may be used only when no reliable external price is available from a pricing service, from a dealer quotation, or from a recent sale.


PURCHASE AND REDEMPTION OF SHARES

         The price paid for purchase and redemption of shares of the Funds is based on the net asset value per share, which is normally calculated once daily at the close of regular trading (normally 4:00 P.M. Eastern time) on the New York Stock Exchange on each day that the New York Stock Exchange is open. The New York Stock Exchange is currently closed on weekends and on the following holidays: New Year's Day, President's Day, Martin Luther King Jr. Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving and Christmas Day. The offering price is effective for orders received by Boston Financial Data Services ("BFDS") prior to the time of determination of net asset value. Dealers are responsible for promptly transmitting purchase orders to BFDS. Each Company reserves the right in its sole discretion to suspend the continued offering of one or more of its Funds' shares and to reject purchase orders in whole or in part when such rejection is in the best interests of the Fund and its respective shareholders.


REDEMPTION OF SHARES

         Payments will be made wholly in cash unless the Board of Directors believes that economic conditions exist which would make such a practice detrimental to the best interests of a Fund. Under such circumstances, payment of the redemption price could be made either in cash or in portfolio securities taken at their value used in determining the redemption price (and, to the extent practicable, representing a pro rata portion of each of the portfolio securities held by the Fund), or partly in cash and partly in portfolio securities. Payment for shares redeemed also may be made wholly or partly in the form of a pro rata portion of each of the portfolio securities held by a Fund at the request of the redeeming stockholder, if the Company believes that honoring such request is in the best interests of such series. If payment for shares redeemed were to be made wholly or partly in portfolio securities, brokerage costs would be incurred by the stockholder in converting the securities to cash.

         Each Fund has authorized one or more brokers to accept on its behalf purchase and redemption orders. Such brokers are authorized to designate other intermediaries to accept purchase and redemption orders on the Fund's behalf. The Fund will be deemed to have received a purchase or redemption order when an authorized broker or, if applicable, a broker's authorized designee, accepts the order. Customer orders will be priced at the Fund's Net Asset Value next computed after they are accepted by an authorized broker or the broker's authorized designee provided they are transmitted to the Fund's transfer agent on the same day.


DIVIDENDS, DISTRIBUTIONS AND TAX STATUS

         Each income dividend and capital gain distribution, if any, declared by a Fund will be paid in full and fractional shares based on the net asset value as determined on the ex-dividend date for such distribution, unless the stockholder or his or her duly authorized agent has elected to receive all such payments or the dividend or other distribution portion thereof in cash. Changes in the manner in which dividend and other distribution payments are paid may be requested by the stockholder or his or her duly authorized agent at any time through written notice to the appropriate Company and will be effective as to any subsequent payment if such notice is received by the Company prior to the record date used for determining the stockholders entitled to such payment. Any distribution election will remain in effect until the Company is notified by the stockholder in writing to the contrary.


REGULATED INVESTMENT COMPANY

         Each Fund has qualified and intends to continue to qualify for treatment as a "regulated investment company" under Subchapter M of the Code. Each Fund is treated as a separate corporation for tax purposes and thus the provisions of the Code generally applicable to regulated investment companies are applied separately to the Funds. In addition, net capital gains (the excess of net long-term capital gain over net short-term capital loss), net investment income, and operating expenses are determined separately for each Fund. By complying with the applicable provisions of the Code, a Fund will not be subject to federal income tax with respect to net investment income and net realized capital gains distributed to its stockholders.

         To qualify as a regulated investment company under Subchapter M, generally a Fund must: (i) derive at least 90% of its gross income each taxable year from dividends, interest, payments with respect to securities loans, and gains from the sale or other disposition of stock, securities or foreign currencies and certain other income (including gains from certain options, futures and forward contracts), ("Income Requirement"); and (ii) diversify its holdings so that, at the end of each fiscal quarter, (a) at least 50% of the value of the Fund's total assets is represented by cash, cash items, U.S. Government securities, securities of other regulated investment companies and other securities, limited, in respect of any one issuer, to an amount not greater than 5% of the Fund's total assets and 10% of the outstanding voting securities of such issuer, and (b) not more than 25% of the value of its total assets is invested in the securities of any one issuer (other than U.S. Government securities or the securities of other regulated investment companies), or in two or more issuers which the Fund controls and which are engaged in the same or similar trades or businesses.

         In any taxable year in which a Fund so qualifies and distributes at least 90% of the sum of its investment company taxable income (consisting of net investment income, the excess of net short-term capital gains over net long-term capital losses and net gains from certain foreign currency transactions) and its net tax-exempt interest income (if any) ("Distribution Requirement"), it will be taxed only on that portion, if any, of such investment company taxable income and any net capital gain that it retains. The Funds expect to so distribute all of such income and gains on an annual basis and thus will generally avoid any such taxation.

         Even if a Fund qualifies as a "regulated investment company," it may be subject to a federal excise tax unless it meets certain additional distribution requirements. Under the Code, a nondeductible excise tax of 4% ("Excise Tax") is imposed on the excess of a regulated investment company's "required distribution" for a calendar year ending within the regulated investment company's taxable year over the "distributed amount" for that calendar year. The term "required distribution" means the sum of (i) 98% of ordinary income (generally net investment income and net gains from certain foreign currency transactions) for the calendar year, (ii) 98% of capital gain net income (generally both long-term and short-term capital gain) for the one-year period ending on October 31 (as though that period were the regulated investment company's taxable year), and (iii) the sum of any untaxed, undistributed net investment income and net capital gains of the regulated investment company for prior periods. The term "distributed amount" generally means the sum of (i) amounts actually distributed by a Fund from its current year's ordinary income and capital gain net income and (ii) any amount on which a Fund pays income tax for the year. The Funds intend to meet these distribution requirements to avoid Excise Tax liability.

         Stockholders who are subject to federal or state income or franchise taxes will be required to pay taxes on dividend and capital gain distributions they receive from a Fund whether paid in additional shares of the Fund or in cash. To the extent that dividends received by a Fund would qualify for the 70% dividends-received deduction available to corporations, the Fund must designate in a written notice to stockholders, within 60 days after the close of the Fund's taxable year, the amount of the Fund's dividends that would be eligible for this treatment. In order to qualify for the dividends-received deduction with respect to a dividend paid on Fund shares, a corporate stockholder must hold the Fund shares for at least 45 days during the 90 day period that begins 45 days before the shares become ex-dividend with respect to the dividend. Stockholders, such as qualified employee benefit plans, which are exempt from federal and state taxation generally would not have to pay income tax on dividend or capital gain distributions. Prospective tax-exempt investors should consult their own tax advisers with respect to the tax consequences of an investment in the Funds under federal, state, and local tax laws.


WITHHOLDING

         Dividends paid by a Fund to a stockholder who, as to the U.S., is a nonresident alien individual, nonresident alien fiduciary of a trust or estate, foreign corporation, or foreign partnership (a "foreign stockholder") generally will be subject to U.S. withholding tax (at a rate of 30% or a lower treaty rate, if applicable). Withholding will not apply, however, if a dividend paid by a Fund to a foreign stockholder is "effectively connected" with the conduct of a U.S. trade or business, in which case the reporting and withholding requirements applicable to U.S. citizens or domestic corporations will apply. Distributions of net capital gain to foreign stockholders who are neither U.S. resident aliens nor engaged in a U.S. trade or business generally are not subject to withholding or U.S. federal income tax.


FOREIGN CURRENCY, OPTIONS, FUTURES AND FORWARD CONTRACTS

         Gains from the sale or other disposition of foreign currencies (except certain gains therefrom that may be excluded by future regulations), and gains from options, futures, and forward contracts derived by a Fund with respect to its business of investing in securities of foreign currencies, will qualify as permissible income under the Income Requirement.


SECTION 1256 CONTRACTS

         Many of the options, futures contracts and forward contracts entered into by the Funds are "Section 1256 contracts." Any gains or losses realized on
Section 1256 contracts are generally considered 60% long-term and 40% short-term capital gains or losses, although certain foreign currency gains and losses from such contracts may be treated as ordinary income in character. Section 1256 contracts held by a Fund at the end of each taxable year (and, for purposes of the Excise Tax, on October 31 or such other dates as prescribed under the Code), other than Section 1256 contracts that are part of a "mixed straddle" with respect to which a Fund has made an election not to have the following rules apply, must be "marked-to-market" (that is, treated as sold for their fair market value) for federal income tax purposes, with the result that unrealized gains or losses are treated as though they were realized. The 60% portion of gains on Section 1256 contracts that is treated as long-term capital gain will qualify for the reduced maximum tax rates on net capital gain -- 20% (10% for taxpayers in the 15% marginal tax bracket) for gain recognized on capital assets held for more than 12 months.


STRADDLE RULES

         Generally, the hedging transactions and other transactions in options, futures and forward contracts undertaken by the Funds may result in "straddles" for U.S. federal income tax purposes. The straddle rules may affect the amount, character and timing of recognition of gains or losses realized by a Fund. In addition, losses realized by a Fund on positions that are part of a straddle position may be deferred under the straddle rules, rather than being taken into account for the taxable year in which these losses are realized. Because limited regulations implementing the straddle rules have been promulgated, the tax consequences of hedging transactions and options, futures and forward contracts to the Funds are not entirely clear.

         Hedging transactions may increase the amount of short-term capital gain realized by a Fund, which is taxed as ordinary income when distributed to stockholders. A Fund may make one or more elections available under the Code which are applicable to straddle positions. If a Fund makes any of the elections, the amount, character and timing of the recognition of gains or losses from the affected straddle positions will be determined under rules that vary according to elections made. The rules applicable under certain elections operate to accelerate the recognition of gains or losses from the affected straddle positions. Because the application of the straddle rules may affect the character of gains or losses, defer losses and/or accelerate the recognition of gains or losses from the affected straddle positions, the amount which must be distributed to stockholders, and which will be taxed to stockholders as ordinary income or long-term capital gain, may be increased or decreased substantially as compared to a fund that did not engage in such hedging transactions.


SECTION 988 GAINS AND LOSSES

         Under the Code, gains or losses attributable to fluctuations in exchange rates which occur between the time a Fund accrues interest or other receivables, or accrues expenses or other liabilities, denominated in a foreign currency and the time the Fund actually collects such receivables or pays such liabilities, generally are treated as ordinary income or loss. Similarly, on the disposition of debt securities denominated in foreign currency and on the disposition of certain futures contracts, forward contracts and options, gains or losses attributable to fluctuation in the value of foreign currency between the date of acquisition of the debt security, contract or option and the date of disposition thereof are also treated as ordinary gain or loss. These gains or losses, referred to under the Code as "Section 988" gains or losses, may increase or decrease the amount of a Fund's investment company taxable income to be distributed to stockholders as ordinary income.

FOREIGN TAXES

         A Fund may be required to pay withholding and other taxes imposed by foreign countries which would reduce the Fund's investment income, generally at rates from 10% to 40%. Tax conventions between certain countries and the United States may reduce or eliminate such taxes. If more than 50% of the value of a Fund's total assets at the close of its taxable year consists of securities of foreign corporations, the Fund will be eligible to elect to "pass-through" to the Fund's stockholders the amount of foreign income and similar taxes paid by the Fund. If this election is made, stockholders generally subject to tax will be required to include in gross income (in addition to taxable dividends actually received) their pro rata shares of the foreign income taxes paid by the Fund, and may be entitled either to deduct (as an itemized deduction) their pro rata shares of foreign taxes in computing their taxable income or to use such amount (subject to limitations) as a foreign tax credit against their U.S. federal income tax liability. No deduction for foreign taxes may be claimed by a stockholder who does not itemize deductions. Each stockholder will be notified within 60 days after the close of a Fund's taxable year whether the foreign taxes paid by the Fund will be "passed-through" for that year.

         The foregoing is a general abbreviated summary of present U.S. federal income tax laws applicable to the Funds, their stockholders and dividend and capital gain distributions by the Funds. Stockholders are urged to consult their own tax advisers for more detailed information and for information regarding any foreign, state, and local tax laws and regulations applicable to dividends and other distributions received from the Funds.


INVESTMENT RESULTS

         Average annual total return ("T") of a Fund is calculated as follows: an initial hypothetical investment of $1,000 ("P") is divided by the net asset value of shares of the Fund as of the first day of the period in order to determine the initial number of shares purchased. Subsequent dividend and capital gain distributions by a Fund are paid at net asset value on the payment date determined by the Board of Directors. The sum of the initial shares purchased and shares acquired through distributions is multiplied by the net asset value per share of the Fund as of the end of the period ("n") to determine ending redeemable value ("ERV"). The ending value divided by the initial investment converted to a percentage equals total return. The formula thus used, as required by the SEC, is:

                                        n
                                  P(1+T)  = ERV

         The resulting percentage indicates the positive or negative investment results that an investor would have experienced from reinvested dividend and capital gain distributions and changes in share price during the period.

         This formula reflects the following assumptions: (i) all share sales at net asset value, without a sales load reduction from the $1,000 initial investment; (ii) reinvestment of dividends and distributions at net asset value on the reinvestment date determined by the Board of Directors; and (iii) complete redemption at the end of any period illustrated. Total return may be calculated for one year, five years, ten years, and for other periods, and will typically be updated on a quarterly basis. The average annual compound rate of return over various periods may also be computed by using ending values as determined above.


         Quotations of the Balanced Fund's yield are based on the investment income per share earned during a particular 30-day period (including dividends, if any, and interest), less expenses accrued during the period ("net investment income"), and are computed by dividing net investment income by the net asset value per share on the last day of the period, according to the following SEC formula:

                                                6
                           YIELD = 2[(a - b + 1)  - 1]
                                      -----
                                       cd

Where a = dividend and interest income during the period b = expenses accrued during the period (net of reimbursements) c = average daily number of shares outstanding during the period that were entitled to receive dividends
         d = maximum net offering price per share on the last day of the period

         In addition, in order to more completely represent a Fund's performance or more accurately compare such performance to other measures of investment return, a Fund also may include in advertisements and stockholder reports other total return performance data based on time-weighted, monthly-linked total returns computed on the percentage change of the month end net asset value of the Fund after allowing for the effect of any cash additions and withdrawals recorded during the month. Returns may be quoted for the same or different periods as those for which average total return is quoted. A Fund's investment results will vary from time to time depending upon market conditions, the composition of the Fund's portfolio, and operating expenses, so that any investment results reported should not be considered representative of what an investment in the Fund may earn in any future period. These factors and possible differences in calculation methods should be considered when comparing a Fund's investment results with those published for other investment companies, other investment vehicles and unmanaged indices. Results also should be considered relative to the risks associated with a Fund's investment objective and policies.

         Each of the Funds may from time to time compare its investment results with data and mutual fund rankings published or prepared by Lipper Inc. and Morningstar, Inc., which rank mutual funds by overall performance, investment objectives, and assets.

         In addition, the Funds may from time to time compare their performance with one or more of the following:

         1. THE S&P 500 INDEX which is a capitalization-weighted index of 500 stocks that attempts to measure performance of the broad domestic economy through changes in the aggregate market value of 500 stocks representing major industries.

         2. THE SALOMON BROTHERS EXTENDED MARKET INDEX ("EMI"), which is a component of the Salomon Brothers Broad Market Index ("BMI") which includes listed shares of 5,409 companies with a total available market capitalization of at least the local equivalent of US$100 million on the last business day of May each year. The BMI consists of two components: the Primary Market Index ("PMI") is the large capitalization stock component and the EMI is the small capitalization stock component. The PMI universe is defined as those stock falling within the top 80% of the cumulative available capital level in each country. The EMI includes the bottom 20% of the cumulative available capital level in each country.

         3. THE RUSSELL MIDCAP INDEX , which is composed of the smallest 800 companies in the Russell 1000 Index. The Russell 1000 Index is made up of the 1,000 largest companies in the Russell 3000 Index, which is composed of the 3,000 largest U.S. companies by market capitalization and represents approximately 98% of the investable U.S. equity market.

         4. THE RUSSELL MIDCAP GROWTH INDEX, which measures the performance of those Russell Midcap companies with higher price-to-book ratios and higher forecasted growth values. The stocks are also members of the Russell 1000 Growth index.

         5. THE LIPPER SCIENCE & TECHNOLOGY FUND INDEX, which is an equally weighted index of the 10 largest U.S. science and technology mutual funds.

         6. THE RUSSELL MIDCAP HEALTH CARE INDEX, which is composed of all medium and medium/small health care companies in the Russell 1000 Index. The Russell 1000 Index measures the performance of the 1,000 largest companies in the Russell 3000 Index, which represents approximately 90% of the total market capitalization of the Russell 3000 Index.

         7. THE AMERICAN STOCK EXCHANGE BIOTECHNOLOGY INDEX, which is an equal-dollar weighted index that attempts to measure the performance of a cross section of companies in the biotechnology


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

                  industry that are primarily involved in the use of biological processes to develop products or provide services. This index was developed with a base level of 200 stocks as of October 18, 1991.

         8. THE NASDAQ BIOTECHNOLOGY INDEX, which is a capitalization-weighted index that attempts to measure the performance of all NASDAQ stocks in the biotechnology sector. This index was developed with a base value of 200 stocks as of November 1, 1993.

         9. THE RUSSELL 2000 INDEX, which is composed of the 2,000 smallest securities in the Russell 3000 Index, which is composed of the 3,000 largest U.S. companies based on market capitalization and represents approximately 98% of the investable U.S. equity market.

         10. THE MSCI EMERGING MARKETS FREE INDEX, which is a market capitalization-weighted index composed of 981 companies in 26 emerging market countries. The average market capitalization size of the listed companies is US$800 million.

         11. THE IFC INDEX OF INVESTABLE EMERGING MARKETS, which represents the IFC investable regional total return composite. The term "investable" indicates that the stocks and the weights in the IFCI index represent the amount that the foreign institutional investors might buy by the virtue of the foreign institutional restrictions (either at the national level or by the individual company's corporate statute) plus factoring in minimum market capitalization and liquidity screens.

         12. THE MSCI-EAFE INDEX, which is an arithmetic, market value-weighted average of the performance of over 900 securities listed on the stock exchanges of the countries in Europe, Australasia, and the Far East. The index is calculated on a total return basis, which includes reinvestment of gross dividends before deduction of withholding taxes.

         13. THE MSCI-ACWI EX-U.S. INDEX, which is a market capitalization-weighted index composed of companies representative of the market structure of 47 developed and emerging market countries excluding the United States. Stock selection excludes securities which are not purchasable by foreigners. The index is calculated on a total return basis, which includes reinvestment of gross dividends before deduction of withholding taxes.

         14. THE MSCI WORLD SMALL CAP INDEX, which is a market capitalization weighted index composed of companies representative of the market structure of 22 developed market countries in North America, Europe, and the Asia/Pacific region. The Index is created by selecting companies within the market capitalization range of US $200 - $800 million. The Index aims to represent 40% of the small cap universe within each country by capturing 40% of each industry.

         15. THE DAX 100 INDEX, an unmanaged index which is commonly used as a performance comparison for funds that invest primarily in Germany and which measures the total rate of return of the 100 most highly capitalized stocks traded on the Frankfurt Stock Exchange.

         16. THE MORGAN STANLEY CAPITAL INTERNATIONAL EUROPE INDEX, which measures the total rate of return of nearly 600 stocks from 15 developed European countries.

         17. THE LEHMAN BROTHERS AGGREGATE BOND INDEX which is a market value weighted performance benchmark for investment-grade fixed-rate debt issues, including government, corporate, asset-backed, and mortgage-backed securities, with maturities of at least one year.

         18. THE LIPPER BALANCED INDEX, which is a composite prepared by Lipper Inc. of mutual funds with the same objective as the Balanced Fund.


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

         19. THE BLENDED S&P 500 INDEX/LEHMAN BROTHERS AGGREGATE BOND INDEX, which is a blended index comprised of the performance of the two indexes weighted 60% Standard & Poor's 500 Index and 40% Lehman Brothers Aggregate Bond Index.


GENERAL INFORMATION

         The Global Company and the Capital Company were incorporated in Maryland as open-end management investment companies on September 17, 1995 and March 16, 1979, respectively.

         The authorized capital stock of the Capital Company is 1,000,000,000 shares of capital stock (par value $.0001 per share), of which 100,000,000 shares have been designated as shares of the International Fund. The authorized capital stock of the Global Company is 1,000,000,000 shares of capital stock (par value $.0001 per share), of which 50,000,000 shares have been designated as shares of each of the Global Technology Fund, Global Small Cap Fund, Global Health Care Fund, Large Cap Fund, Biotechnology Fund, Emerging Markets Fund and the Tax Managed Growth Fund and 25,000,000 shares of capital stock (par value $.0001 per share) have been designated as shares of the Balanced Fund. The Board of Directors of each Company may, in the future, authorize the issuance of other classes of shares of such Funds, or of other series of capital stock representing shares of additional investment portfolios or funds.

         The Investment Company was organized as a closed-end management investment company incorporated under the laws of the State of Maryland on February 2, 1990. On December 4, 1998, the Board of Directors, including the Directors who are not interested persons of the Investment Company (as defined in the 1940 Act), approved the final plan for the conversion of the Fund to an open-end investment company. At the Company's Annual Meeting on January 26, 1999, the Company's stockholders approved, among other things, (a) changing the Fund's investment strategy from a predominately German investment portfolio to a broader European investment portfolio, (b) changing the Fund's name to Dresdner RCM Europe Fund, (c) changing the Fund from a closed-end investment company to an open-end investment company, (d) modifying and eliminating certain fundamental investment restrictions of the Fund, (e) the Investment Management Agreement between the Fund and the Investment Manager, and (f) the Rule 12b-1 Distribution Plan of the Fund. The Fund converted to an open-end investment company on May 3, 1999. The Board of Directors of the Investment Company has authority to issue an unlimited number of shares of separate series and classes. The Europe Fund is currently the only series of the Company. Upon conversion to an open-end fund, the Fund commenced offering two classes of stock: Class N and Class I, as described in the Prospectus. Outstanding shares of the Fund on the date of conversion were automatically redesignated Class N shares.


DESCRIPTION OF CAPITAL SHARES

         All shares of each Company have equal voting rights and will be voted in the aggregate, and not by series, except where voting by series is required by law or where the matter involved affects only one series. There are no conversion or preemptive rights in connection with any shares. All shares of the Funds when duly issued will be fully paid and non-assessable. The rights of the holders of shares of each Fund may not be modified except by vote of the majority of the outstanding shares of such Fund. Certificates are not issued unless requested and are never issued for fractional shares. Fractional shares are liquidated when an account is closed.

         Shares of each Company have non-cumulative voting rights, which means that the holders of more than 50% of all series of a Company's shares voting for the election of the directors can elect 100% of the directors of the Company if they wish to do so. In such event, the holders of the remaining less than 50% of the shares of the Company voting for the election of directors will not be able to elect any person to the Board of Directors of the Company.

         None of the Companies are required to hold a meeting of stockholders in any year in which the 1940 Act does not require a stockholder vote on a particular matter, such as election of directors. A Company will hold a meeting of its stockholders for the purpose of voting on the question of removal of one or more directors if requested in writing by the holders of at least 10% of the Company's outstanding voting securities, and will assist in communicating with its stockholders as required by Section 16(c) of the 1940 Act.

         Because the Capital Company, Global Company and Investment Company are registered separately under the 1940 Act but are using a combined Prospectus and SAI there is a possibility that the series of any Company may be liable for any misstatements, inaccuracies or incomplete disclosures in such documents concerning any other Company.

         Stockholders are entitled to one vote for each full share held and fractional votes for fractional shares held. Unless otherwise provided by law or its Articles of Incorporation or Bylaws, each Company generally may take or authorize any extraordinary action upon the favorable vote of the holders of more than 50% of the outstanding shares of the Company or may take or authorize any routine action upon approval of a majority of the votes cast.

         Rule 18f-2 under the 1940 Act provides that any matter required to be submitted to the holders of the outstanding voting securities of an investment company such as the Companies shall not be deemed to have been effectively acted upon unless approved by a majority of the outstanding voting securities, as defined in the 1940 Act, of the series or class of the Company affected by the matter. Under Rule 18f-2, a series or class is presumed to be affected by a matter, unless the interests of each series or class in the matter are identical or the matter does not affect any interest of such series or class. Under Rule 18f-2 the approval of an investment advisory agreement or any change in a fundamental investment policy would be effectively acted upon with respect to a Fund only if approved by a majority of its outstanding voting securities, as defined in the 1940 Act. However, the rule also provides that the ratification of independent public accountants, the approval of principal underwriting contracts and the election of directors may be effectively acted upon by the stockholders of the Company voting without regard to Fund.

         Each share of each Class of a Fund (Class N - Non-Institutional and Class I - Institutional) represents an equal proportional interest in the Fund with each other share of the same Class and is entitled to such dividends and distributions out of the income earned on the assets allocable to the Class as are declared in the discretion of the Board of Directors. In the event of the liquidation or dissolution of either Company, stockholders of a Fund are entitled to receive the assets attributable to the Fund that are available for distribution, and a distribution of any general assets not attributable to a particular Fund that are available for distribution, in such manner and on such general basis as the Board of Directors may determine.


ADDITIONAL INFORMATION


COUNSEL

         Certain legal matters in connection with the capital shares offered by the Capital Company and Global Company have been passed upon by Paul, Hastings, Janofsky & Walker LLP, 555 South Flower Street, Los Angeles, California 90071. The validity of the capital stock offered by the Global Company and the Capital Company has been passed upon by Venable, Baetjer and Howard, LLP, 1800 Mercantile Bank & Trust Building, 2 Hopkins Plaza, Baltimore, Maryland 21201. Certain legal matters in connection with the capital shares offered by the Investment Company have been passed upon for the Fund by Shaw Pittman, 2300 N Street N.W. Washington, DC 20037. The validity of the capital stock by the Investment Company has been passed upon by Kirkpatrick & Lockhart LLP, 1800 Massachusetts Avenue, N.W., Washington, DC 20036. Paul, Hastings, Janofsky & Walker LLP has acted and will continue to act as counsel to the Investment Manager in various matters.


LICENSE AGREEMENT

         Under License Agreements dated as of December 11, 1997, the Investment Manager has granted each Company the right to use the "Dresdner RCM" name and has reserved the right to withdraw its consent to the use of such name by the Company at any time, or to grant the use of such name to any other company. In addition, each

Company has granted the Investment Manager, under certain conditions, the right to use any other name it might assume in the future, with respect to any other investment company sponsored by the Investment Manager.


FINANCIAL STATEMENTS

         Incorporated by reference herein are the financial statements of the Funds contained in the Funds' Annual Report to Shareholders for the year ended December 31, 1999, including the Report of Independent Accountants, dated February 18, 2000, the Statements of Assets and Liabilities, including the Portfolio of Investments and the related Statements of Operations and Changes in Net Assets, and the Financial Highlights. Copies of the Funds' Annual and Semi-Annual Reports to Shareholders will be available, upon request, by calling
(800) 726-7240, or by writing to Four Embarcadero Center, San Francisco, California 94111.


REGISTRATION STATEMENT

         The Funds' Prospectus and this SAI do not contain all of the information set forth in each Company's registration statement and related forms as filed with the SEC, certain portions of which are omitted in accordance with rules and regulations of the SEC. The registration statement and related forms may be inspected at the Public Reference Room of the SEC at Room 1024, 450 5th Street, N.W., Judiciary Plaza, Washington, D.C. 20549, and copies thereof may be obtained from the SEC at prescribed rates. It is also available on the SEC's Internet Web site at http://www.sec.gov/. Statements contained in the Prospectus or this SAI as to the contents of any contract or other document referred to herein or in the Prospectus are not necessarily complete, and, in each instance, reference is made to the copy of such contract or other document filed as an exhibit to each Company's registration statement, each such statement being qualified in all respects by such reference.






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